As filed with the Securities and Exchange Commission on February 5, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Aurora Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	1040	13-3945947
(State or Other Jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Baarerstrasse 10, 1st Floor, Zug 6300 Switzerland Telephone: (+41) 7887-96966 Facsimile: (+41) 44 274 2818	Lars Pearl Baarerstrasse 10, 1st Floor, Zug 6300 Switzerland Telephone: (+41) 7887-96966 Facsimile: (+41) ) 44 274 2818
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications and notices to:
Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue
7th Floor
New York, New York 10022
Telephone: (212) 246-3030
Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
--------------------
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Securities to be Registered	Number of Shares Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Offering Price (1)	Registration Fee
Common Stock Par Value $0.001	12,451,467 (2)	US$0.41	$5,105,101	$364
Total	12,451,467 (3)		$5,105,101	$364

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on February 1, 2010, as quoted on the Pink Sheets was $0.41. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.

(2) The 12,451,467  shares were issued in private placements effected by the Registrant pursuant to Regulation S as promulgated pursuant to the Securities Act of 1933 (the “Securities Act”) and Section 4(2) of the Securities Act prior to the filing of this registration statement.

(3) All of the 12,451,467 shares being registered are offered by the Selling Stockholders.  Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the commission, acting under said section 8(a), may determine.

2

Subject to Completion, Dated February 5, 2010

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

Prospectus

Aurora Gold Corporation

12,451,467 Shares Common Stock

This Prospectus (the “Prospectus”) relates to the resale by certain of our stockholders named in the section of this Prospectus titled “Selling Stockholders” (the “Selling Stockholders”) of up to 12,451,467 shares of our common stock (the “Shares”). The Shares were purchased by the Selling Stockholders in transactions with us pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “Securities Act”)

The Selling Stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders. The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol “ARXG.PK” on the Pink OTC Markets Inc.’s over the counter Pink Sheets market (the “Pink Sheets”). On February 1, 2010 the closing price of the common stock, as reported on the Pink Sheets was $0.41 per share. The Selling Stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the Pink Sheets, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this Prospectus titled “PLAN OF DISTRIBUTION.”

The purchase of the shares offered through this Prospectus involves a high degree of risk. Please refer to “RISK FACTORS” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is _____,

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate as of the date on the front of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our web site does not constitute part of this Prospectus.

We obtained statistical data and certain other industry forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this Prospectus.

Prospectus Summary

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus.  Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 6, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “Aurora Gold” refer to Aurora Gold Corporation, a Delaware corporation, and not to the Selling Stockholders.

Our Business

We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp." Initially formed for the purpose of engaging in the food preparation business, we redirected our business efforts in late 1995 following a change of control, which occurred on October 30, 1995, to the acquisition, exploration and, if warranted, the development of mineral mineralized material properties. We changed our name to “Aurora Gold Corporation” on August 20, 1996 to more fully reflect our mineralized material exploration business activities.

Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities.  Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.

Since 1996 we have acquired and disposed of a number of properties. We have not established reserves on any of the properties that we owned or in which we have or have had an interest.

We currently have interest in four (4) properties none of which contain any reserves. Please refer to “Description of Our Business and Property.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our exploration activities. Please refer to “RISK FACTORS.”

Our principal and technical office, from which we conduct our exploration and property acquisition activities, is located at Baarerstrasse 10, 1st Floor, Zug 6300 Switzerland. The telephone number is (+41) 7887-96966.

Risk Associated With Our Business

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

In addition, due to our limited capital and mineralized materials, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to “RISK FACTORS.”

The Offering

Selling Stockholders

The 12,451,467 shares being offered hereby were issued to the Selling Stockholders in private placements for cash and in consideration of debt settlement (collectively, the “Private Placements”) pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S as promulgated by the U.S. Securities and Exchange Commission (the “SEC”).  None of the Selling Stockholders are affiliated with us. Please refer to “SELLING STOCKHOLDERS.”

Securities Being Offered

The Selling Stockholders named in this Prospectus are offering for resale up to 12,451,467 shares of our common stock to the public by means of this Prospectus. Although we have agreed to pay the costs and expenses related to the preparation and filing of the registration statement of which this Prospectus is part, we will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

The Selling Stockholders are offering an aggregate of 12,451,467 shares. These shares constitute approximately 18.2% of our issued and outstanding common stock. The Selling Stockholders holders will determine if, when, and how they will sell the common stock offered in this Prospectus. Please refer to “Plan of Distribution.” The offering will conclude upon the earlier to occur of:

•	The sale of all of the 12,451,467 shares of common stock being offered;
•	The second anniversary date of the effective date of this Prospectus; or
•	The earlier termination of the registration statement covering the shares being offered.

Only the shares of our common stock, issued to the Selling Stockholders in the Private Placements have been registered by the registration statement of which this Prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered. Please refer to “PLAN OF DISTRIBUTION.”

Number of Shares Outstanding

At January 31, 2010 we had 68, 408,522 shares issued and outstanding, inclusive of the shares being offered by the Selling Stockholders. Our common stock is currently quoted on the Pink Sheets under the symbol “ARXG.” There is only a limited trading market for our common stock. Please refer to “Risk Factors” and to “Market for Common Equity and Related Stockholder Matters.”

Selected Financial Data

The Company has not generated any operating revenues to date. Since incorporation it has been inactive as far as mining activities are concerned.  The Company’s plans, funding requirements, sources and alternatives relating thereto are presented and discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table sets forth, for the periods and the dates indicated selected financial data for the Company.  This information should be read in conjunction with the Company's Audited Consolidated Financial Statements and Notes thereto for the period ended December 31, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

The selected financial data provided below are not necessarily indicative of the future results of operations or financial performance of the Company.  To date the Company has not paid any dividends on the Common Shares and it does not expect to pay dividends in the foreseeable future.

The Financial Statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

FIVE YEAR COMPARATIVE SUMMARY OF SELECTED FINANCIAL DATA (expressed in U.S. dollars)
Period Type	12 Months	12 Months	12 Months	12 Months	12 Months
Fiscal Year End	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004
Current Assets	$47,066	$27,165	$320,670	$197,640	$1,475
Total Assets	136,039	161,708	423,471	198,319	5,412
Current Liabilities	1,139,066	1,414,602	1,155,673	32,588	190,296
Long term Liabilities	552,513	-	-	-	-
Common Stock	12,168,850	11,987,650	9,183,355	4,618,355	3,805,855
Other Equity	(13,724,390)	(13,240,544)	(9,915,557)	(4,452,624)	(3,990,739)
Total Liabilities and Equity	136,039	161,708	423,471	198,319	5,412
Other Expenses	520,105	3,259,732	5,463,855	457,271	223,763
Income (Loss) Pre-tax	(520,105)	(3,259,732)	(5,463,855)	(457,271)	(223,763)
Net Income (Loss)	(520,105)	(3,259,732)	(5,463,855)	(457,271)	(223,763)
EPS Basic	(0.01)	(0.07)	(0.13)	(0.02)	(0.01)
EPS Diluted	(0.01)	(0.07)	(0.13)	(0.02)	(0.01)
Common Shares Issued and Outstanding	58,071,855	55,218,522	45,468,522	36,218,522	19,534,431

Risk Factors

You should carefully consider the risks described below before purchasing any shares. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the shares only if you can afford to lose your entire investment. Our filings with the Securities and Exchange Commission also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we have described below. Please refer to “Special Note Regarding Forward-Looking Statements” on page <> of this Prospectus.

Risks Related to Our Business, Property and Industry

We are an exploration stage company and have incurred substantial losses since inception.

We have never earned any revenues. In addition, we have incurred net losses of $15,211,213 for the period from our inception (October 10, 1995) through September 30, 2009 and, based upon our current plan of operation, we expect that we will incur losses for the foreseeable future.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to an exploration stage business enterprise, such as limited capital mineralized materials, lack of manpower, and possible cost overruns associated with our exploration programs. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the year ended December 31, 2008. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Because we do not have any revenues, we expect to incur operating losses for the foreseeable future.

We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

None of the properties in which we have an interest or the right to earn an interest have any known reserves.

We currently have an interest or the right to earn an interest in five (5) properties, none of which have any reserves.  Based on our exploration activities through the date of this Prospectus, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts.  If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

We have only completed the initial stages of exploration of our properties, and thus have no way to evaluate whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this Prospectus.

We are subject to all the risks inherent to mineral exploration, which may have an adverse affect on our business operations.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

We are subject to the numerous risks and hazards inherent to the mining industry and resource exploration including, without limitation, the following:

•	interruptions caused by adverse weather conditions;

•	unforeseen limited sources of supplies resulting in shortages of materials, equipment and availability of experienced manpower.

The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

It is possible that our title for the properties in which we have an interest will be challenged by third parties.

We have not obtained title insurance for our properties.  It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may lose our interest in such properties.

Our failure to compete with our competitors in mineral exploration for financing, acquiring mining claims, and for qualified managerial and technical employees will cause our business operations to slow down or be suspended.

Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical mineralized materials than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

Compliance with environmental regulations applicable to our operations may adversely affect our capital liquidity.

All phases of our operations in Brazil and Canada, where our properties are located, will be subject to environmental regulations.  Environmental legislation in Brazil and Canada is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

Because we have not allocated any money for reclamation of any of our mining claims, we may be subject to fines if the mining claims are not restored to its original condition upon termination of our activities.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other mineral mineralized material companies.

Mr. Montgomery, who in addition to Mr. Pearl, serves as a director, may also be a director of other companies (including mineralized material exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation.  It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral mineralized materials companies.  In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies.  Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on performance of our senior management.  In particular, our success depends on the continued efforts of Mr. Pearl. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise.  We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares.

There is only a limited trading market for our common stock on the Pink Sheets. This may make it more difficult for you to sell your stock if you so desire.

Our common stock is a penny stock and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market.  It may also cause fewer broker dealers to make a market in our stock.

Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, Financial Industry Regulatory Authority (the “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Sales of a substantial number of shares of our common stock into the public market by the Selling Stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to 12,451,467 or approximately 18.20% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Future sales of shares by us may reduce the value of our stock.

If required, we will seek to raise additional capital through the sale of our common stock.  Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.

Note Regarding Forward Looking Statements

This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF OUR BUSINESS AND PROPERTY,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

Use Of Proceeds

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders.  Although we will pay the costs and expenses incurred in connection with the preparation and filing of this Prospectus, we will receive no proceeds from the sale of shares of common stock in this offering.

Determination of Offering Price

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. Please refer to “PLAN OF DISTRIBUTION.”

Market PRICE of and Dividends on Our Common Stock And Related Stockholder Matters

Our Common Stock is quoted on the Pink Sheets. The following table sets forth the high and low bid prices for the Common Stock for the calendar quarters indicated as reported by the Pink Sheets for the last two years. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions. Our stock is also quoted on the Frankfurt Exchange under the symbols “A4G.FSE,” and “A4G.ETR” and on the Berlin-Bremen Exchange under the symbol “A4G.BER.”

	First Quarter		Second Quarter	Third Quarter	Fourth Quarter
2010 – High	$0.55	(1)
2010 – Low	$0.38	(1)
2009 – High	$0.50		$0.33	$0.50	$0.70
2009 – Low	$0.16		$0.17	$0.06	$0.26
2008 – High	$0.51		$0.26	$0.12	$0.50
2008 – Low	$0.21		$0.05	$0.04	$0.04
2007 – High	$0.75		$0.61	$0.50	$0.40
2007 – Low	$0.54		$0.26	$0.26	$0.23
2006 – High	$2.10		$2.00	$1.20	$1.09
2006 – Low	$0.69		$0.77	$0.46	$0.60
2005 – High	$0.23		$0.12	$0.83	$0.73
2005 – Low	$0.09		$0.06	$0.06	$0.47

(1) The high and low bid prices for our Common Stock for the First Quarter of 2010 were for the period January 1, 2010 to January 31, 2010.  The closing price on February 1, 2010 was $0.41.

As of January 31, 2010, there were 718 holders of record of the Common Stock.

No cash dividends were paid in 2008 or 2007. No cash dividends have been paid subsequent to December 31, 2008. The amount and frequency of cash dividends are significantly influenced by metal prices, operating results and our cash requirements.

We do not have securities authorized for issuance under an equity compensation plan.

There are 2,300,000 shares reserved for issuance pursuant to options granted under the Company’s stock option plan.

During the fourth quarter of 2008, 2,603,333 shares were issued in connection with debt settlements in December 2008 at $0.06 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2009, 3,000,000 common shares were issued at $0.10 per share for net cash proceeds of $300,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2009, convertible notes payable and related accrued interest aggregating $739,152 (AUD $850,479) were settled through the issuance of 5,000,000 shares of common stock of the Company at $0.15 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 100,000 shares were issued in connection with debt settlements at $0.18 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 150,000 shares were issued in connection with debt settlements at $0.24 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2009, 1,666,667 common shares were issued at $0.30 per share for net cash proceeds of $500,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

We did not effect any repurchases of our securities during the fourth quarter of Fiscal 2008 or the subsequent period to January 31, 2010.

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital mineralized materials for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant.

Management’s Discussion And Analysis Or Plan Of Operations

The following information should be read in conjunction with our interim unaudited consolidated financial statements and notes thereto for the three and nine month periods ended September 30, 2009 and 2008 and our audited consolidated financial statements and related notes thereto for the years ended December 31, 2008 and 2007 included elsewhere in this Prospectus. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “RISK FACTORS.”

General

We are a mineral exploration company engaged in the exploration of base, precious metals and industrial minerals worldwide.  We were incorporated under the laws of the State of Delaware on October 10, 1995, under the name "Chefs Acquisition Corp." We conduct our exploration and property acquisition activities through our head office which is located at is located at Baarerstrasse 10, 1st Floor, Zug, 6300 Switzerland. The telephone number is (+41) 7887-96966. Our Field office for exploration activities in Brazil is located at Estrada Do Bis, 476, Bairro, Bom Jardim, Itaituba, in the Tapajos gold province of the State of Para, Brazil.

We had no revenues during the nine month periods ended September 30, 2009 and 2008 and during the fiscal 2008 and 2007. Funds raised in fiscal 2008 and 2007 were used for exploration of our properties and general administration.

Significant developments during the nine months ended September 30, 2009 and Subsequent Events to January 31, 2010

We are a mineral exploration company engaged in the exploration of base, precious metals and industrial minerals worldwide.

We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our exploration activities. Funds raised in fiscal 2008 and 2009 were used for exploration of our properties and general administration.

During 2009 we have been evaluating our property holdings in order to determine whether to implement exploration programs on our existing properties or to acquire interests in new properties.

In September 2009, convertible notes payable and related accrued interest aggregating US $739,152 (AUD $850,479) were settled through the issuance of 5,000,000 shares of common stock of the Company. The issuance price of the shares issued on settlement was lower that the stated conversion price in the loan agreements of $0.30 per share. Thus, this transaction was considered an inducement to convert and accounted for as such resulting in a loss of $1,014,465 being recorded in the three and nine months ended September 2009 related to this settlement.

During the month of September 2009, we raised $300,000 through a private placement of 3,000,000 shares at a price of $0.10 per share to eight persons.  Our placement agent was paid a commission of 420,000 shares of common stock of the Company. Proceeds from the private placement will be used for general working capital.

The Company has two separate unsecured loans payable of $250,000, bearing interest at 6% per annum, due on demand unsecured.

In November 2009, we signed a letter agreement with Global Minerals Limited to acquire an initial 70% interest in the Front Range Gold Project located in Boulder County, Colorado. We paid $100,000 on signing the letter agreement. A further $400,000 is due on signing of the formal agreement on or before February 28, 2010.   We are currently conducting due diligence and also further discussions with the vendors as to decide on the future of the project.

In December 2009, 1,666,667 common shares were issued at $0.30 per share for net cash proceeds of $500,000.  These shares were issued to one individual who resides outside the United States of America.

We conduct exploration activities from our principal and technical office located at Baarerstrasse 10, 1st Floor, Zug, 6300 Switzerland. We believe that these offices are adequate for our purposes.

Our strategy is to concentrate our efforts on: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

We are currently concentrating our property exploration activities in Brazil and Canada. We are also examining data relating to the potential acquisition of other exploration properties in the United States, Latin America and South America.

Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines.  There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors.

For the nine months period ended September 30, 2009, we recorded exploration expenses of $51,562 compared to $88,199 for the same period in 2008. The following is a breakdown of the exploration expenses by property: Brazil $49,545 (2008 - $85,649) and Canada, Kumealon property $2,017 (2008 - $2,550).

We initially had 10 properties under Memorandum of Understanding (“MOU”) or under option of which we currently have retained three (3) properties, São Domingos, São João and Comandante Araras in the Tapajos Gold Province, State of Pará, Brazil.

Between December 21, 2005 and May 26, 2006 we signed four MOUs covering the Piranhas, Branca de Neve, Bigode (option since relinquished) and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. During the first quarter of 2007 we signed a MOU covering the Comandante Araras property. The MOUs provide us with a review period, ranging from two months to six months, to access the mineral potential of the properties. We have since cancelled the Piranhas, Branca de Neve and Santa Lúcia agreements.

Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto (since cancelled due to governmental land use management changes), Ouro Mil (option since relinquished), Santa Isabel (option since relinquished), São Domingos and São João mineral exploration licenses located in the Municipality of Itaituba, in the Tapajos gold province of the State of Pará, Brazil.

Access to all of the property areas in which we have an interest is by airstrips, rivers in season and the Trans Garimpeiro Highway.  Regional infrastructure to the property areas is serviced from our offices in the city of Itaituba and the field office located at the São Domingos property.

São Domingos

The São Domingos cluster of properties covers an area of 6.100 hectares and is located approximately 250km south of the regional center of Itaituba and approximately 40 km north of our previous Santa Isabel property.

São João – Samba Minerals earning an 80% interest by funding to feasibility

The São João property area is located approximately 20km west of our São Domingos property and covers an area of approximately 5.160 hectares.

Santa Isabel – option since relinquished

The Santa Isabel Property lies in the southwestern region of the Tapajos Gold Province, Para State, Brazil and comprises an area of 3.650 hectares.

In March 2007 we decided not to follow up our preliminary exploration program on the Santa Isabel property and decided not to exercise our option to acquire the property.

Novo Porto - option since relinquished

The Novo Porto property lies approximately 180km south of Itaituba and covered an area of approximately 6.600 hectares.  Due to changes in the Government land management the area that encompassed the Nova Porto project and our property interest was deemed to be in a non active commercial mining zone.

In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and decided not to exercise our option to acquire the property.

Ouro Mil - option since relinquished

The Ouro Mil property is located approximately 20 km south of Santa Isabel property area and approx 300km South of Itaituba, and covers an area of 9.794 hectares.

In October 2006 we decided not to follow up our preliminary exploration program on the Ouro Mil property and decided not to exercise our option to acquire the property.

Branca de Neve - option since relinquished

The Branca de Neve property adjoins our Piranhas property and is located approximately 50 km NE of our São Domingos property, and covers an area of approximately 2.210 hectares

Piranhas - option since relinquished

The Piranhas property adjoins the South western boundary of our Branca de Neve property and covers an area of approximately 9.341 hectares.

Bigode- option since relinquished

The 4.150 hectare Bigode property adjoins the southeast portion of our São Domingos property, and is approximately 30 km north of our Santa Isabel property.

Santa Lúcia - option since relinquished

The 1.600 hectare Santa Lúcia property is located 1,270 km SSW of the main regional centre of Itaituba.   The property is located 10 km south west of the Company’s Santa Isabel property.

Comandante Araras - Samba Minerals earning an 80% interest by funding to feasibility

The 2.750 hectare Comandante Araras property is located 10 km west of the Company’s São João property.

British Columbia, Canada

The 741 acre Kumealon limestone project is located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada.

Front Range Gold Project – Currently under Due Diligence

The Front Range Gold JV property is located about 16 km west of the city of Boulder Colorado, USA, and consists of 85 patented and 21 unpatented lode claims, totalling approximately 480 acres (about 3/4 square mile). The property lies in the Gold Hill Mining District of Boulder County, and includes eighteen past producing mines. These mines produced gold, silver, and gold-tellurides from narrow quartz veins hosted in Precambrian granites and gneisses.

Results of Operations

Three and Nine months ended September 30, 2009 versus Three and Nine months ended September 30, 2008

The Company has yet to generate any revenues or establish any history of profitable operations. For the three and nine months ended September 30, 2009 we recorded a net loss of $1,232,548 (2008 net loss - $74,540) and $1,519,511 (2008 net loss - $520,788) or $(0.02) [2008 – $(0.00)] and $(0.03) [2008 - $(0.01)] per share.

Expenses – Our general and administrative expenses consist primarily of personnel costs, legal costs, investor relations costs, stock based compensation costs, accounting costs and other professional and administrative costs. For the three and nine months ended September 30, 2009 we recorded expenses of $193,102 (2008 - $52,046) and $453,484 (2008 - $432,589) respectively. This amount includes, professional fees - accounting $4,063 (2008 - $4,936) and $16,063 (2008 - $48,218) respectively and legal $0 (2008 - $9,350) and $10,788 (2008 - $136,125) respectively. Recent developments in capital markets have restricted access to debt and equity financing for us. As a result, we reduced our 2009 capital spending requirements in light of the current and anticipated, global economic environment.

Exploration expenditures – Exploration expenses are charged to operations as they are incurred. For the three and nine months ended September 30, 2009 we recorded exploration expenses of $24,981 (2008 - $22,494) and $51,562 (2008 - $88,199) respectively. The following is a breakdown of the exploration expenses by property: Brazil $24,981 (2008 – $22,494) and $49,545 (2008 - $85,649) respectively and Canada, Kumealon property $0 (2008 - $0) and $2,017 (2008 - $2,550) respectively. Exploration expenditures for our Brazil properties are down in comparison with the same period in the previous year while we evaluate the data from the 2008 work programs. Recent developments in capital markets have restricted access to debt and equity financing for us. As a result, we reduced our 2009 exploration spending requirements in light of the current and anticipated, global economic environment

Depreciation expense – Depreciation expense charged to operations for the three and nine months ended September 30, 2009 were $3,485 (2008 - $3,920) and $9,431 (2008 - $11,560) respectively.

Year Ended December 31, 2008 (Fiscal 2008) versus Year Ended December 31, 2007 (Fiscal 2007)

For the year ended December 31, 2008 we recorded a loss of $520,105 or $0.01 per share, compared to a loss of $3,259,732 or $0.07 per share in 2007.

General and administrative expenses – For the year ended December 31, 2008 we recorded general and administrative expenses of $442,832 (fiscal 2007 - $1,225,857). The fiscal 2008 amount includes professional fees - accounting $56,898 (fiscal 2007 - $53,509) and legal $79,540 (fiscal 2007 - $180,253).

Exploration expenditures - For the year ended December 31, 2008 we recorded exploration expenses of $77,273 compared to $2,033,875 in fiscal 2007. The following is a breakdown of the exploration expenses by property: Brazil $74,723 (2007 - $2,031,700) and Canada, Kumealon property $2,550 (2007 - $2,175).

Depreciation expense – For the year ended December 31, 2008 we recorded depreciation expense of $14,426 compared to $12,326 in fiscal 2007.

Capital Resources and Liquidity

September 30, 2009 versus December 31, 2008

At September 30, 2009, we had cash of $155,046 (December 31, 2008 - $16,511) and a working capital deficiency of $1,182,803 (December 31, 2008 - $1,092,000). Total liabilities as of September 30, 2009 were $1,372,400 as compared to $1,691,579 on December 31, 2008, a decrease of $319,179.

Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As discussed in note 1 to the September 30, 2009 interim consolidated financial statements, we have incurred recurring operating losses since inception, have not generated any operating revenues to date and used cash of $170,900 from operating activities in 2009 through September 30. We will require additional funds to meet its obligations and maintain its operations.  We do not have sufficient working capital to (i) pay our administrative and general operating expenses through September 30, 2010 and (ii) to conduct our preliminary exploration programs. Without cash flow from operations, we may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on our properties. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its properties, there is no assurance that any such activity will generate funds that will be available for operations.  Failure to obtain such additional financing may result in a reduction of our interest in certain properties or an actual foreclosure of its interest. We have no agreements or understandings with any person as to such additional financing.

Our exploration properties have not commenced commercial production and we have no history of earnings or cash flow from its operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its property, there is no assurance that any such activity will generate funds that will be available for operations.

Plans for Year 2010

During the next 12 months we intend to raise additional funds through equity offerings and/or debt borrowing to meet our administrative/general operating expenses and to conduct work on our exploration properties. There is, of course, no assurance that we will be able to do so and we do not have any agreements or arrangements with respect to any such financing.

Our exploration properties have not commenced commercial production and we have no history of earnings or cash flow from its operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of its property, there is no assurance that any such activity will generate funds that will be available for operations.

We will concentrate our exploration activities on the Brazilian Tapajos properties and examine data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in Brazil, United States, Canada and other South American countries. Additional employees will be hired on a consulting basis as required by the exploration properties.

Our exploration work program in 2010 will focus on the Brazilian properties and will entail surface mapping of geology, sampling of soils on a grid basis to delineate geochemical anomalies, stream sediment sampling, geophysical surveying and drilling.

We have set up a field operations center at the São Domingos property and intend to continue to focus our exploration activities on anomalies associated with the São Domingos Property.  We selected the São Domingos property based on its proximity to our other properties, and the logistics currently in place.  Access to the São Domingos property is by light aircraft to a well-maintained strip, by road along the government maintained Trans Garimpeiro highway, and by boat along the multitude of waterways in the Amazon Basin.

In late May 2006 we followed up previous exploration of the Sao Domingos property with the initiation of a projected 5,000 metre diamond-drilling program.  Drilling targeted various soil anomalies and lithogical trends outlined by mapping and sampling of out cropping rocks.  Drilling tested areas around the Atacadau gold occurrence, the Esmeril occurrence and Fofoca area.  These areas have been the focus of both alluvial and relatively shallow underground hard rock (oxidized) mining.  The lithology is porphyritic Pararui granite containing stockwork quartz veins. Limited historical underground production was carried out via shafts sunk in the oxidized material peripheral to the dominant quartz veins.  No dewatering was utilized and generally mining ceased, as water became a problem. Drilling completed during 2006 resulted in a volume of mineralized material which was calculated on the first 17 drill holes targeting high grade gold in quartz veins and altered host rocks. Drill hole line spacing of 40m was used in the initial appraisal.

After reviewing the geology and grade continuity from 2006 drilling on the Mineralized material at the Sao Domingos- Fofoca project, the Company initiated further drilling during July 2007 to test target extensions of the current mineralized material as well as to infill current drilling to increase the confidence levels. The initial calculation resulted in a volume of mineralized material containing approximately 130,000 ounces of gold at 2.0 g/t using a cut off 0f 0.5 g/t.

Currently the mineralized material still remains open along strike in both directions and at depth. Aurora will continue to evaluate the potential, and is confident that Fofoca could evolve along strike and link up with other noted targets further along strike. To test the strike continuity a ground geophysical survey was conducted during the third quarter of 2007 along the Fofoca mineralized structure.  The results demonstrated that geophysical anomalism, similar to that recognized over the known mineralization of the Fofoca mineralization, was noted and the anomaly continues further west to join up with the known mineralization of the Cacheira area.  The results also show that this mineralization may split into other loads of mineralization of similar proportions to that known over the current mineralization.  This has the potential to increase the known resource by at least 50%.

In 2010, we will continue to follow up exploration on the Fofoca area and to initiate further exploration programs on other areas of the Sao Domingos property.  It is anticipated that we will drill a series of holes within the Fofoca area for engineering and metallurgical test work as well as to test for depth extensions of the known mineralization.  Other Exploration on the São Domingos property areas will involve further mapping of the outcrop geology and sampling soils and scree from shafts of previous workers in order to confirm lithologies and structural trends noted from drilling and published government maps.  Currently, four anomalous areas on the Sao Domingos property have been identified from soil and rock chip sampling, at Atacadao, Esmeril, Fofoca and Cachoeira, and we plan to conduct further investigation.

A recent discovery was made on the Atatcadau area and has been called Colibri.  Here artisanal miners uncovered an area of stock work mineralization that was subsequently sampled and returned some high-grade assays.  Further sampling of material that was exposed by artisanal activity around the Colibri occurrence was conducted.  Whilst monitoring the artisanal activity mapping and measurements of the structures and orientations of theoretical mineralization channels were conducted.  The results showed that there are possible correlations to the Atacadau mineralization noted from previous mapping and drilling.  We intend to cut trenches across the strike of the mineralizing structures to better understand the size both laterally and along strike.  We will then test the strike extent with geophysics in a similar manner as that conducted on the in the Fofoca area.

Exploration on the Sao Joao, and the adjoining Comandante Araras properties during early 2007 included trenching and mapping.  Sample results of a trench on the main vein resulted in 80m at 30.94 g/t gold. Recent sampling and mapping has shown this vein system to be extensive and a series of other veins have been located and sampled.

Together with our partner, Samba, we completed a ground geophysics program on the Sao Joao property. The program targeted areas of known mineralization and covered the area along to the northeast to link up with other known mineralization.  Results to date show that the area has a geophysical trend continuing on from the known mineralization.  During the geophysics program, other veins were noted and sampled and returned anomalous gold grades.  Together with Samba, in 2010, we intend to evaluate the geophysics and determine various targets to test the sub surface extent of the known mineralization, and to test the geophysical anomalies within the area.

We have decided not to pursue the Bigode project and have returned this back to the vendors.

We are not planning to do any exploration work on the British Columbia Kumealon limestone property in 2010.

We are currently conducting due diligence on the Front Range Property in Boulder Colorado and should we go forward with the acquisition Aurora plans to update all permits and schedule operations with a view to recommencing the production of gold concentrate.

Application of Critical Accounting Policies

The accounting policies and methods we utilize in the preparation of our consolidated financial statements determine how we report our financial condition and results of operations and may require our management to make estimates or rely on assumptions about matters that are inherently uncertain. Our accounting policies are described in note 2 to our December 31, 2008 consolidated financial statements. Our accounting policies relating to mineral property and exploration costs and depreciation and amortization of property, plant and equipment are critical accounting policies that are subject to estimates and assumptions regarding future activities.

Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method.  Equipment is recorded at cost.  Depreciation is provided over the following useful lives: vehicles 10 years and office equipment, furniture and fixtures 2 to 10 years.

Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at September 30, 2009 and December 31, 2008, the Company did not have proven reserves.

Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

Costs  related  to  site  restoration  programs  are  accrued over the life  of  the  project.

US GAAP requires us to consider at the end of each accounting period whether or not there has been an impairment of the capitalized property, plant and equipment. This assessment is based on whether factors that may indicate the need for a write-down are present. If we determine there has been an impairment, then we would be required to write-down the recorded value of its property, plant and equipment costs which would reduce our earnings and net assets.

Off-balance Sheet Arrangements and Contractual Obligations

We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in our financial statements.

Qualitative and Quantitative Disclosures About Market Risk

Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and US Treasury obligations, with the effective duration of the portfolio within one year which we believe are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

Description of Our Business and Property

We conduct our activities from our principal and technical office located at Baarerstrasse 10, 1st Floor, Zug, 6300, Switzerland. These offices are provided to us on a month to month basis. We believe that these offices are adequate for our purposes.  We do not own any real property or significant assets. Management believes that this space will meet our needs for the next 12 months.

Mining Properties

Our properties are in the preliminary exploration stage and do not contain any known bodies of ore.

We conduct exploration activities from our principal and technical office located at Baarerstrasse 10, 1st Floor, Zug, 6300, Switzerland. The telephone number is (+41) 7887-96966.  We believe that these offices are adequate for our purposes and operations.

Our strategy is to concentrate our efforts on: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

We are currently concentrating our property exploration activities in Brazil and Canada. We are also examining data relating to the potential acquisition of other exploration properties in Latin America, South America.

Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines.  There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors. Please refer to “Risk Factors.”

We currently have an interest in three (3) projects located in Tapajos gold province in Para State, Brazil and one property located in British Columbia, Canada and we have the right to earn up to a 70% interest in the Front Range Property.  We have conducted only preliminary exploration activities to date and may discontinue such activities and dispose of the properties if further exploration work is not warranted.

Figure 1.	Brazil, South America-property locality guide

Santa Marta
Maracaibo
Caracas
Barcelona
Port-of-Spain
Barquisimeto
Valencia
Maturin
Cucuta
San Cristobal
Ciudad Bolivar
VENEZUELA
Bucaramango
Georgetown
New Amsterdam
GUYANA
Paramaribo
Cayenne
Puerto Carreno
Santa Elena de Uairen
SURINAME
FRENCH GUIANA (FR.)
Oiapoque
Bogota
COLUMBIA
Rio Orinoco
Boa Vista
NORTH ATLANTIC OCEAN
Macapa
Equator
Rio Negro
Belem
Manaus
Santarem
Careiro
Amazon
Sao Luis
Parnaiba
Altamira
Fortaleza
Iquitos
Leticia
Itaituba
Benjamin Constant
Rio Madeira
Maraba
Carajas
Teresina
Natal
Rio Purus
Araguaina
Picos
Joao Pessoa
Cruzeiro do Sul
Humaita
Salgueiro
Recife
Boca do Acre
Porto Velho
Cachimbo
Juazeiro
Rio Branco
Guajara-Mirim
Palmas
Maceio
Assis Brasil
Guayaramerin
Rio Juruena
Rio Teles Pires
Rio Araguaia
Aracaju
PERU
Inapari
Rio Beni
Rio Mamore
Rio Xingu
Barreiras
Rio Sao Francisco
Quillabamba
Salvador
Cusco
BOLIVIA
Cuiaba
Vitoria da Conquista
Ilheus
Arequipa
La Paz
Caceres
Rondonopolis
Brasilia
Matarani
Cochabamba
Goiania
Ilo
Tacna
Oruro
Santa Cruz
Arica
Puerto Suarez
Corumba
Uberlandia
Potosi
Sucre
Campo Grande
Santa Fe do Sul
Belo Horizonte
Iquique
Panorama
Vitoria
Pedro Juan Caballero
Ponta Pora
PARAGUAY
Sao Paulo
Rio de Janeiro
Santos
Antofagasta
CHILE
Salta
Asuncion
Ciudad del Este
Foz do Iguacu
Curitiba
SOUTH ATLANTIC OCEAN
SOUTH PACIFIC OCEAN
Sao Francisco do Sul
San Miguel de Tucuman
Resistencia
Florianopolis
Rio Parana
ARGENTINA
Santa Maria
Porto Alegre
Cordoba
Santa Fe
URUGUAY
Rio Grande
Rosario
Valparaiso
Mendoza
Colonia
Santiago
Buenos Aires
Montevideo
La Plata
Concepcion
Mar del Plata
Bahia Blanca
Brazil
International Boundary
District Boundary
Road
River
National Capital
District Capital
Major City
0 200 400 KM
0 200 400 Miles

Between December 21, 2005 and May 26, 2006 we signed four MOUs covering the Piranhas, Branca de Neve, Bigode and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. During the first quarter of 2007 we signed a MOU covering the Comandante Araras property. The MOUs provided us with a review period, ranging from two months to six months, to access the mineral potential of the properties.

Between January 1 and March 31, 2006 we signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, São Domingos and São João mineral exploration licenses located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil.

Brazil

Memorandum of Understandings, Option Agreements and Property descriptions:

Piranhas – agreement cancelled

Location and access

The project is located in the mid section of the Tapajos gold province of northern Brazil, in the state of Para.  Access is by light aircraft from the regional centre of Itaituba, where the company maintains a small administration centre.  Further access is by unsealed roads linking up to the unsealed Trans Garimpeiro Highway, which links to all national highways.

Tenure

The project covers an area of 9.341 hectares and was granted in 1993 and 1996 as exploration license number 855.892/1996 to 856.289/1996 (Block 1) and 853.597 to 853.638/1993 (Block 2) by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in April 2010.

Memorandum of Understanding

The Piranhas MOU provided us with a 180 day review period to access the gold potential of the property. If we decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would have given notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then have entered into an option agreement with the property vendors for the Assignment and transfer of the mineral rights.

Option Agreement

The terms of the Piranhas option agreement, as specified in the MOU, allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows:

June 30, 2006	$30,000 (paid)
July 21, 2006	$70,000 (paid and cancelled Block 1);
July 21, 2007	$120,000 (advanced R$10,000 in September 2007 and subsequently relinquished option);
July 21, 2008	$180,000
July 21, 2009	$1,600,000
Total	$2,000,000.
The vendor would have a 1.5% Net Smelter Royalty. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

The option agreement has been cancelled.

Geology

The property is located within the Parauari Intrusive Suite.  Limited lithological inspection has shown the area to host mineralized quartz veins.  The dominant North and NNW structures are thought to represent relicts of the original mineralizing event.  The property is located approx 50 km east of the Brazauro mineralized materials Corporation’s Tocantinzinho property.

Branca de Neve - agreement cancelled

Location and access

The Branca de Neve project is located in mid section of the Tapajos Gold Province and is accessed by light aircraft from Itaituba and from unsealed 4WD access from the adjoining Piranhas property.  The Transgarimpeiro highway passes to the south of the property and provides seasonal heavy vehicle access.

Tenure

The project covers an area of 2.210 hectares and was granted in 2006 as exploration license number 850.118/2006 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2010. The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity.

Memorandum of Understanding

The Branca de Neve MOU provided us with a review period to access the gold potential of the property. If we decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would have given notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then have entered into an option agreement with the property vendor for the assignment and transfer of the mineral rights.

Option Agreement

The terms of the Branca de Neve option agreement, as specified in the MOU, allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branca de Neve property mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows:

April 28, 2006	R$35,0001 (paid) (approximately USD $20,181 at 12/31/2009)
October 25, 2006	R$35,000 (paid) (approximately USD $20,181 at 12/31/2009)
April 25, 2007	R$35,000 (approximately USD $20,181 at 12/31/2009) (paid R$5,000 which is approximately USD $2,883 at 12/31/2009 and cancelled option agreement);
October 25, 2007	R$35,000 (approximately USD $20,181at 12/31/2009);
April 25, 2008	R$35,000 (approximately USD $20,181 at 12/31/2009);
October 25, 2008	R$35,000 (approximately USD $20,181 at 12/31/2009);
April 25, 2009	R$35,000 (approximately USD $20,181 at 12/31/2009);
April 25, 2009	R$500,000 (approximately USD $213,500 at 12/31/2008)
Total	R$745,000 (approximately USD $318,115 at 12/31/2008)
___________
1 “Reals” is the Brazilian currency. On December 31, 2009 the exchange rate was 1 Real equaled 0.57660 US dollar.

The vendor would have a 0.75% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

The option agreement has been cancelled.

Geology

Locally the Branca de Neve property geology is set in the highly prospective Pararui Granite Intrusive suite and has a series of brittle deformation events.  North South trending regional faults dominate the property and are considered to be related to the North West trending regional structures noted in this area of the Tapajos, which extend from the São Domingos property.  We have completed limited soil sampling and rock chip exploration.  We are currently focusing on other projects which have a higher current ranking.

Bigode – agreement cancelled

Location and access

The Bigode project is located in the mid east of the Tapajos Gold province and adjoins to the south east with the Company’s primary project at Sao Domingo.  Access is by light aircraft to the small township at Sao Domingo and then by 4WD 5km to the target area.

Tenure

The project covers an area of 4.150 hectares and was granted in 1997 as exploration license number 751.228/1997 to 751.237/1997 and 755.311/1997 to 755.416/1997 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Memorandum of Understanding

The Bigode MOU provided us with a 180 day review period to access the gold potential of the property. We are no longer negotiating with the property vendor to enter into an option agreement. If we decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would have given notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then have entered into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

Option Agreement

The terms of the Bigode option agreement, as specified in the MOU, allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Bigode property mineral rights via structured cash payments.

The total option agreement payments for the license were structured as follows:

October 30, 2006	US $60,000 (paid);
October 30, 2007	US $40,000 (paid);
October 31, 2007	US $13,118 (paid);
January 30, 2008	US $40,000 (paid and cancelled option agreement);
October 30, 2008	US $90,000;
October 30, 2009	US $100,000;
October 30, 2010	US $1,000,000
Total	US $1,343,118.

The vendor would have a 0.75% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment of USD$500,000. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

The option agreement has been cancelled.

Geology

The property is located within the highly prospective Parauari Intrusive Suite, which is the host of several gold deposits and showings within the Southern Tapajos.  Limited lithological inspection has shown the area is host to mineralized quartz veins.   Similar to the Sao Domingos property, the dominant North and NNW structures are thought to represent relicts of the original mineralizing event. Preliminary investigation of the property area has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Granite Suites.

We conducted an initial rock chip sampling program over an area recently being excavated for free gold in alluvial systems and the weathered granitic overburden via water canon and sluice.  The sample results demonstrate that the quartz vein systems are highly mineralized and can be traced across the river valley for at least 200m.

Santa Lúcia - agreement cancelled

Location and access

Access to the property area is by light aircraft direct to the property or by river utilizing the Surubim River, a tributary of the Tapajos, which connects to the Amazon and to all major ports and the seaport of Belem.  Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

Tenure

The project covers an area of 1.600 hectares and was granted in 1993 as exploration license number 854.001/1993 to 854.032/1993 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2102.

Memorandum of Understanding

The Santa Lúcia MOU provided us with a 90 day review period to access the gold potential of the property. If we decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would have given notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then have entered into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

Option Agreement

The terms of the Santa Lúcia option agreement, as specified in the MOU, allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lúcia property mineral rights via structured cash payments.

The total option agreement payments for the license were structured as follows:

September 1, 2006	US $20,000 (paid and cancelled option agreement);
March 1, 2007	US $50,000;
March 1, 2008	US $60,000;
March 1, 2009	US $70,000;
September 1, 2009	US $500,000
Total	US $700,000.

The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of US $1,000,000. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

The option agreement was cancelled.

Geology

Granites of the Pararui Intrusive Suite, long known to host significant precious metal mineralization, dominate the local geology, with occasional later granitic stocks of the Maloquinha intrusive suite.  Sub vertical mineralized quartz veins with widths from 20 cm to 60 cm strike between 310 and 330, mimicking the regional structural trend.  Recent samples of these veins assayed between 17 and 25.9 g/t Gold.

Previous work on the project is limited to alluvial mining of the tributaries of the Surubim, and many areas of primary mineralization of pyrite associated with gold have been uncovered as a result.

The Surubim River Valley, connecting the Santa Lúcia and Santa Isabel properties, was the focus of intense alluvial mining with an estimated 200,000 m3 of alluvial material grading greater than 1g/t, with material near the Santa Isabel border grading up to 3g/t.  These figures are more than triple the grades generally mined by artisanal methods in the Tapajos, suggesting a high-grade proximal source.

Novo Porto – agreement cancelled

Location and access

The Nova Porto property is located in the north eastern area of the Southern Tapajos Gold Province.  Access to the property area is by light aircraft direct to the property or by river via tributaries of the Tapajos River.  Further access is available on unsealed seasonal roads.

Tenure

The project covered an area of 6.600 hectares.  The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity.  We have since not carried on our commitments to the property.

Option Agreement

The Novo Porto option agreement allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto property mineral rights via structured cash payments.

The total option agreement payments for the license were structured as follows:

December 25, 2005	US $2,500 (paid);
January 15, 2006	US $10,000 (paid);
May 30, 2006	US $37,500;
May 30, 2007	US $50,000;
May 30, 2008	US $75,000;
May 30, 2009	US $1,850,000
Total	US $2,025,000.

The agreement was not formally executed until 2006 and the initial payment of $2,500 due December 25, 2005 was not paid until 2006. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

In March 2006 we decided not to follow-up our preliminary exploration program on the Novo Porto property and have decided not to exercise our option to acquire the property and the option agreement was cancelled.

Geology

The Novo Porto property, as noted on the CPRM (Servico Geologico Do Brazil) 1:250,000 geology maps, as a large alluvial area, which has produced gold over an unknown period.  These alluvial workings lie in a NW trending river valley formed on the faulted contact between the Pararui Intrusive Suite to the west and the later Maloquinha Intrusive Suite to the west.  Else where in the region the Pararui Intrusive Suite is host to many other gold deposits.

Ouro Mil – agreement cancelled

Location and access

The Ouro Mil property is located in the south western area of the Southern Tapajos Gold Province.  Access to the property area is by light aircraft direct to the property or by river via the Surubim River which forms one of the tributaries of the Tapajos River.  Further access is available on unsealed seasonal roads.

Tenure

The project covers an area of 9.794 hectares and was granted in 1995 and 2006 as exploration license number 850.011/2006 and 851.867/1995 to 851.921/1995 and 851.252/1995 to 851.265/1995 and 851.273/1995 to 851.276/1995 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012. The area covering the property has since been incorporated into the Brazilian government land management scheme which restricts all mining activity.  We have since not carried on our commitments to the property.

Option Agreement

The Ouro Mil option agreement allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil property mineral rights via structured cash payments.

The total option agreement payments for the license were structured as follows:

January 20, 2006	US $30,000 (paid);
July 20, 2006	US $70,000 (paid R$15,000, approximately US $8,481 at 12/31/2007 and terminated option agreement);
July 20, 2007	US $120,000;
July 20, 2008	US $180,000;
July 20, 2009	US $1,500,000
Total	US $1,900,000.

The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of US $1,000,000.The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

In October 2006 we decided not to follow up our preliminary exploration program on the Ouro Mil property and have decided not to exercise our option to acquire the property and cancelled the option agreement.

Geology

The Ouro Mil property is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area.  The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Pararui Intrusive Suite, and similarly the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

Previous mining at Ouro Mil property, via water canon and a sluice of surficial oxides, recovered 600kg of gold.  The area is dominated by a quartz vein stock work system in weathered porphyritic granite.  A moderately to well-developed laterite profile exists and is exposed in previous mining areas around the property.

Santa Isabel – agreement cancelled

Location and access

The Santa Isabel property is located in the mid southern area of the Southern Tapajos gold province.  The Santa Isabel property area is accessed by a private airstrip, and seasonal boat access via a tributary of the Rio Nova, which eventually empties into the Tapajos River.  Road access is by the Trans Garimpeiro Highway via the Trans Amazon highway and ferry river crossings.

Tenure

The project covers an area of 3.650 hectares and was granted in 1994 and 1997 as exploration license number 850.624/1994 to 850.666/1994 and 854.717/1997 to 854.738/1997 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Option Agreement

The Santa Isabel option agreement allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel property mineral rights via structured cash payments.

The total option agreement payments for the license were structured as follows:

February 7, 2006	US $25,000 (paid);
July 21, 2006	US $60,000 (paid, Option agreement cancelled)
July 21, 2007	US $80,000;
July 21, 2008	US $100,000;
July 21, 2009	US $1,500,000
Total	US $1,765,000.

The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of US $1,000,000. The option agreement could be terminated at any time upon written notice to the vendor and we would have been free of any and all payment commitments yet to be due.

In March 2007 we decided not to follow up our preliminary exploration program on the Santa Isabel property and have decided not to exercise our option to acquire the property and the option agreement was cancelled.

Geology

The property area is located approximately 50 km south of the São Domingos property area.  The principal property area is situated within the Pararui Intrusive Suite.  To the immediate west the Pararui Suite is in faulted contact with the later Maloquinha Intrusive Suite, and the Maloquinha Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west.  The Pararui Suite and the Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits and occurrences within the Tapajos gold Province.

The property area is dominated by a series of regional N to NNW trending regional faults, and these orientations are also noted at mine scale as seen in the mineralized quartz veins within the property area.

Historically the Santa Isabel property focused mining activities on the alluvial deposits within the many tributaries, and progressed to include saprolite host rock and out cropping quartz veins.

São Domingos

Location and access

The Sao Domingos property comprises of a cluster of tenements grouped together and known as the Sao Domingos. The property areas lie in the Tapajos Province of Para State, Brazil. It is situated approximately 250 km SE of Itaituba, the regional centre, and includes an area of nearly   8000 ha.  Small aircraft service Itaituba daily and on this occasion flights were sourced via Manaus. Access from Itaituba to site is by small aircraft or unsealed road of average to poor quality. The road is subject to seasonal closures and as the visit was at the end of the ‘wet’ season site access was granted via light aircraft utilizing the local airstrip.

Tenure

The project covers an area of 6.100 hectares and was granted in 1995 as exploration license number 859.587/1995 and 850.990/1995 to 851.019/1995 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.  These licenses were restructured by adding further applications and reductions of some areas under option.  Currently the Company has tenure over Processo Nos. 850.782/2005, 850.119/2006, 850.684/2006, 859.1995/1995.  For ease of reference please see the map below.

Option Agreement

The São Domingos option agreement relates only to the Ata block (see map above in pink) allowed us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São Domingos property mineral rights via structured cash payments.  Subsequent to geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits, the Ata area was considered not viable for an economic deposit.  The Company has since returned the portions of the license under the option agreement and now has 4 license agreements free from further option payments.

The total option agreement payments for the Ata block (in pink on the map above) which formed part of the group called Sao Domingos for the license were structured as follows:

February 7, 2006	US$40,500 (paid);
July 30, 2006	US $67,500 (paid);
July 30, 2007	US $112,500 (payment not made, license returned);
July 30, 2008	US $139,500; (payment not made, license returned));
December 30, 2008	US $675,000: (payment not made, license returned));
Total	US $1,035,000.

The vendor would have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals of the equivalent of US $500,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due. We have since terminated the option over the Ata block and are free of any vendor payments and any NSR.

Geology

Regional Geology

The Tapajos Gold Province comprises an area of approximately 300km by 350km located in south westerly reaches of the state of Para.  The dominant lithologies are composed of Paleoproterozoic aged volcanic and plutonic rocks, and hosts gold mineralization related to two metallogenic events. The older event comprises orogenic mesothermal shear hosted lode deposits, while the younger event related to emplacement of post-orogenic alkaline granitoids as volcanic edifices and along structural corridors, is constituted by epithermal to epizonal type deposits.

Aurora’s project area lies on a dominant NW faulted contact between the Parauari Intrusive Suite and the later Maloquinha Suite, and this contact has been the focus of large-scale alluvial workings.

Local Geology

The geology of the Sao Domingos property is predominantly composed of paleo-proterozoic Parauari Granites that play host to a number of gold deposits in the Tapajos Basin. Typical Granites of the younger Maloquinha Intrusive Suite have been noticed in the vicinity of Fofoca Gold Target, and basic rocks considered to be part of the mesoproterozoic Cachoeirinha Seca Intrusive Suite occur around the Esmeril target area.

The São Domingos property was previously large alluvial operation, and the property covers numerous areas of workings.  To date the Company has outlined three (3) prime targets, Atacadao, Esmeril, and Colibri for the São Domingos follow up exploration.  There are several other lower priority targets that the Company intends to follow up as part of the exploration programs for the future.

All targets are located around a series of regional brittle and ductile structures trending NW, NE and NNW within the Parauari Intrusive Suite and adjacent to the later Maloquinha Intrusive Suite.  The Parauari Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province.  This area has also previously been the focus of large-scale alluvial workings.

Preliminary investigation of all three (3) prime target areas has confirmed the existence of mineralized quartz veins and stockwork systems within these Intrusive Granite Suites.

The Atacadao area is an alluvial system and is the result of gold being shed from the surrounding granitic topographic highs.  These hills are part of the Pararui Intrusive Suite, and locally contain well-developed mineralized stock work quartz veins.  Numerous production shafts are located on the flanks of the hills, trending along a major property scale east/west fault and Aurora is confident of the potential for further mineralization at depth. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite with well-developed stock work quartz.  Initial inspection of the quartz veins showed them to be clearly mineralized and final results of initial sampling confirmed high grades of gold, up to 42.56g/t Gold with 20g/t silver within the quartz stock works.  Locally, previous shallow, up to 10 meter, production shafts focused on an E-W sub-vertical, project scale brittle structure, which can be traced for several hundreds of meters, and is thought to link up to the high grade occurrences noted at a distance of approximately 5 km.

Esmeril was the centre of recent mining activity targeting the highly oxidised fraction of the porphyritic host rock. The stockwork veins, exposed by previous workers, show boxwork and fresh sulphides and generally associated with ferruginous staining of both the veins and the enclosing country rock.

Within the project area the main structures strike NE-SW to E-W. Nearly all documented quartz veins and vein rock zones run parallel to this general tectonic trend suggesting the mineralization is frequently related to the fracturing of the host rocks. Gold, silver, sphalerite, galena, pyrite, chalcopyrite, millerite, malachite and azurite are common minerals found within the rocks of the project area.

A recent discovery was made on the Atatcadau area and has been called Colibri.  Here artisanal miners uncovered an area of stock work mineralization which was subsequently sampled and returned some high grade assays.  Further sampling of material that was exposed by artisanal activity around the Colibri occurrence was conducted.  Whilst monitoring the artisanal activity mapping and measurements of the structures and orientations of theoretical mineralization channels were conducted.  The results showed that there are possible correlations to the Atacadau mineralization noted from previous mapping and drilling.  We intend to cut trenches across the strike of the mineralizing structures to better understand the size both laterally and along strike.

São João – Samba Minerals farm in agreement

In May 2008 the Company signed an agreement with Samba Minerals Limited (“Samba”), which was subsequently amended in August 2008, whereby Samba can earn up to an 80% participating interest in the São João project by funding exploration expenditures to completion of a feasibility study on the property. Upon completion of a feasibility study, the Company will immediately transfer an 80% participation interest in the property to Samba and enter into a formal joint venture agreement to govern the development and production of minerals from the property. Samba can terminate its participation by providing the Company 30 days notice in writing. Upon withdrawal from its participation, Samba would forfeit to the Company all of its rights in relation to the project and would be free of any and all payment commitments yet to be due. Samba will be the manager of the São João project. A feasibility study has not been completed as of September 30, 2009 and thus no joint venture has been formed as of that date.

Location and access

The Sao Joao property is located in the central portion of the Southern Tapajos basin and is accessed by light aircraft from the regional centre of Itaituba.  Access is also possible by unsealed roads linking up to the Transgarimpeiro highway and by a purpose cut heavy vehicle access track linking Sao Joao to the exploration centre at the primary project at Sao Domingos.

Tenure

The project covers an area of 5.160 hectares and was granted in 1994 and 2005 as exploration license number 851.533/1994 to 851.592/1994 and 850.091/2005 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2010.

Option Agreement

The São João option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São João property mineral rights via structured cash payments.

The total option agreement payments for the license are structured as follows:

April 12, 2006	US$20,000 (paid);
September 12, 2006	US$25,000 (paid);
September 12, 2007	US$60,000 (paid);
September 12, 2008	US$80,000 (paid by Samba Minerals as part of farm in agreement)
September 12, 2009	US$1,250,000 (paid by Samba Minerals as part of farm in agreement)
Total	US $1,435,000.

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of US $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The prime targets for the São João property are located around and on the intersection of regional NW and NNW faults within the Pararui Intrusive Suite and this area has been the focus of large-scale alluvial workings.  The Pararui Intrusive Suite has proven to host the vast majority of gold deposits elsewhere within the Tapajos Gold Province. We conducted a rock chip program over an area currently being excavated for gold in quartz systems via shallow underground workings.  The sample results have demonstrated that the quartz vein systems are highly mineralized and considered continuous for at least 200m.  We are confident that the quartz vein systems are much more extensive and are currently planning to increase the sample density of rock and soil sampling over, and adjacent to, the current workings to locate further mineralized vein systems, and to drill test their depth extensions in the near future.

Previous mining activity over a number of years focused on the alluvial deposits within its many tributaries, and has now progressed to include the saprolite host rock and out cropping quartz veins.

A total of 19 kilometres of grid line geophysics was undertaken to define structural trends coincidental with anomalous rock chip geochemistry returned to date. The full grid was covered with both Gradient Array and Magnetic geophysics to allow better definition of the continuity between known points of gold anomalism. It is anticipated that a further, but limited Dipole-Dipole geophysical program will assist with better definition of the most anomalous areas.

A review of the Gradient Array and Ground Magnetic geophysics program and the follow-up Dipole-Dipole geophysical program on selected anomalous lines have identified several anomalous zones which now require drill testing.

The IP mapping in the southwestern grid area has uncovered several chargeability anomalies, see below.  Generally they form a NE-SW running trend. Within the trend various, approximately parallel running veins may occur which have been dislocated along NW-SE orientated, sinistral faults. Dextral movements along two major NE-SW running faults would also be able to create a sigmoidal dilatation zone providing vaious pathways for mineralized fluids.

The map below shows the approximate position of the main vein trench and another larger vein which was worked further NW. A distinct chargeability anomaly was found along the northwestern side of the main vein trench – possibly caused by a tabular vein body dipping towards NW. Increased Sulphide contents in deeper levels of the main vein were confirmed by a sample containing far more than 50% Pyrite which was taken out of a ca. 22 m deep shaft

The vein worked NW of the main vein is reported to be up to 60 cm wide as well but a lower Sulphide content and/or more intensive silicification may deplete the IP anomaly.

Chargeability anomalies in association with known vein occurrences and recommended intervals for IP Imaging.

Comandante Araras - Samba Minerals farm in agreement

In May 2008 the Company signed an agreement with Samba, which was subsequently amended in August 2008, whereby Samba can earn up to an 80% participating interest in the Commandante Araras projects by funding exploration expenditures to completion of a feasibility study on the property. Upon completion of a feasibility study, the Company will immediately transfer an 80% participation interest to Samba and enter into a formal joint venture agreement to govern the development and production of minerals from the property. Samba can terminate its participation by providing the Company 30 days notice in writing. Upon withdrawal from its participation, Samba would forfeit to the Company all of its rights in relation to the project and would be free of any and all payment commitments yet to be due. Samba will be the manager of the Commandante Araras project. A feasibility study has not been completed as of September 30, 2009 and thus no joint venture has been formed as of that date.

Location and access

The Comandante Araras property is located in the central portion of the Southern Tapajos basin and is accessed by light aircraft from the regional centre of Itaituba.  The project adjoins the Sao Joao project to the south east.  Access is also possible by unsealed roads linking up to the Transgarimpeiro highway and by a purpose cut heavy vehicle access track linking Sao Joao to the exploration centre at the primary project at Sao Domingos.

Tenure

The project covers an area of 2.750 hectares and was granted in 1993 as exploration license number 853.785/1993 to 853.839/1993 by the Brazilian National department of Mineral Production DNPM - Departamento Nacional de Produção Mineral, and expires in 2012.

Memorandum of Understanding

The Comandante Araras MOU provided us with a 60 day review period to access the gold potential of the property. If we decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then we would have given notice to the vendors of our intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. We would then have entered into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

Option Agreement

The Comandante Araras option agreement allows us to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Comandante Araras property mineral rights via structured cash payments.

The total agreement payments for the license are structured as follows:

Option payments
November 1, 2006	R$ 20,000 (paid) (approximately USD $11,532 at 12/31/2009);
November 15, 2006	R$ 40,000 (paid) (approximately USD $23,064 at 12/31/2009);
December 15, 2006	R$ 40,000 (paid) (approximately USD $23,064 at 12/31/2009);
May 18, 2007	R$ 15,000 (paid) (approximately USD $8,649 at 12/31/2009);
May 29, 2007	R$ 50,000 (paid) (approximately USD $28,830 at 12/31/2009);
July 15, 2008	US $60,000 (paid by Samba Minerals as part of farm in agreement)
July 15, 2009	US $70,000 (paid by Samba Minerals as part of farm in agreement)
July 15, 2010	US $500,000
TOTAL	R$165,000 and US $630,000

The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of US $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and we will be free of any and all payment commitments yet to be due.

Geology

The geology of the Comandante Araras property is dominated by two regional faults in the Parauari granite that strike North west in the northern half of the property and South east in the southern part of the property.  The project was selected based on the potential trends of mineralization striking towards Comm Araras from the Sao Joao project.  Exploration will focus on trend noted on Sao Joao during the 2008 exploration season.

British Columbia, Canada

Kumealon

Location and access in British Columbia, Canada

In February 1999, we acquired, by staking, a high grade limestone property three (3) square kilometres (741 acres) located on the north shore of Kumealon Inlet, 54 kilometres south-southeast of Prince Rupert, British Columbia, Canada.

This property is highlighted by consistence of purity and whiteness of the limestone zone outcropping along the southwest shore of Kumealon Lagoon. The zone is comprised mostly of white, recrystallized, fine to course grained limestone, striking 150 degrees and can be traced for at least 1200 meters. The zone is estimated to have an average stratigraphic thickness of 180 meters. Chip samples taken across the zone averaged 55.06% CaO, 2.11% insolubles and 43.51% ignition loss. This property has no known reserves.

We have conducted only preliminary exploration activities on these properties. None of the foregoing properties contain any known reserves.

Boulder Colorado, USA

The Front Range Gold JV property

Tenure and Geology

The Front Range Gold JV property is located about 16 km west of the city of Boulder Colorado, USA, and consists of 85 patented and 21 unpatented lode claims, totaling approximately 480 acres (about 3/4 square mile). The property lies in the Gold Hill Mining District of Boulder County, and includes eighteen past producing mines. These mines produced gold, silver, and gold-tellurides from narrow quartz veins hosted in Precambrian granites and gneisses.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

The following table and text set forth the names and ages of all directors and executive officers of our company as of January 31, 2010. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships between or among the directors, executive officers or persons nominated or charged by our company to become directors or executive officers. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name and Address	Age and Position
Michael E Montgomery	Age 44, Director since April 27, 2007.
100 Lewis Street
Lamington,
Western Australia, 6430 Australia

Lars M. Pearl	Age 48, President, CEO and Director since April 27, 2007.
Hofnerstrasse 13
6314 Unterageri, Switzerland

The following is a description of the employment history for each of our directors and officers for the last five years:

Michael Montgomery, 44, has been the Senior Geologist with Kalgoorlie Consolidated Gold Mines from February 2006 to present; he served as the Senior Mine Geologist with Gold Fields Australia Ltd. from July 2004 to February 2006; he was a contract Senior Geologist with Haoma Mining (April to July 2004); he was a senior Mine Geologist with Mount Gibson Mining (October 2003 to April 2004); he was a senior Mine Geologist with Consolidated Minerals (May 2001 to October 2004). Mr. Montgomery was a geological consultant to various resource companies from 1989 to 2001.  Mr. Montgomery was appointed to the Board on April 27, 2007 in order to fill the vacancy created by the resignation of Antonino Cacace as a director.

Lars Pearl, 48, President, Director and Chief Executive Officer of Cigma Metals Corporation (2004 to 2008); Mr. Pearl has been self employed as a geological consultant from 1993 to 2004.  Mr. Pearl has spent over 10 years as a geological consultant to projects in Australia, Tanzania, Russia, Kazakhstan, Peru, Colombia and Ecuador.  During the last 5 years Mr. Pearl was acting as a consultant geologist to various companies, including Aurora Gold Corporation in Australia, Brazil and Tanzania before joining the board of Aurora Gold Corporation in April 2007.

There are no family relationships between any of the directors or executive officers. No director or executive officer has been involved in legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer.

During the past five years none of our directors, executive officers, promoters or control persons has been:

(a)
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Directors

Our Board of directors consists of two members. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Committees

Our entire board of directors acted as our Executive, Audit, Compensation and Benefits and Nominating and Corporate Governance Committees.

Compensation of Directors

Name	2009	2008	2007
Michael Montgomery	0	0	$30,582

During the nine months ended September 30, 2009 and the fiscal year 2008 we paid no fees (2007-$30,582) to non employee directors of the Company The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

Standard Arrangements

We do not pay a fee to our outside, non-officer directors. We reimburse our directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During the nine months ended September 30, 2009 and years ended December 31, 2008 and 2007, we paid non-officer directors $0, $0 and $30,582, respectively, in consulting fees.

Corporate Governance Principles / Code of Ethics

Effective in 2004, our Company's board of directors adopted Corporate Governance Principles / Code of Business Conduct and Ethics that applies to, among other persons, all Officers, Directors, Employees and consultants of the company and its affiliates

Our Code of Business Conduct and Ethics requires, among other things, that all of our company's Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

Executive Compensation

The following table sets forth information concerning the compensation of the named executive officers for each of the registrant's last two completed fiscal years:

		Annual Compensation			Long-Term Compensation
					Awards		Payments
Name And Principal Position (a)	Year (b)	Salary ($) (c)	Bonuses ($) (d)	Other Annual Compen- sation ($) (e)	Restricted Stock Award(s) ($) (f)	Securities Under- Lying Options/ SARs (#) (g)	LTIP Payouts ($) (h)	All other Compen- sation ($) (i)
Lars M. Pearl (1)	2008	-0-	-0-	75,108	None	None	None	-0-
President, CEO and	2007	-0-	-0-	80,650	None	1,000,000	None	-0-
Director	2006	-0-	-0-	-0-	None	None	None	-0-

Klaus P. Eckhof (1)	2008	-0-	-0-	-0-	None	None	None	-0-
President, CEO and	2007	-0-	-0-	13,160	None	None	None	-0-
Director	2006	-0-	-0-	22,937	None	None	None	-0-

Hans Biener	2008	-0-	-0-	38,707	None	None	None	-0-
Director of	2007	-0-	-0-	86,810	None	500,000	None	-0-
Subsidiary	2006	-0-	-0-	31,586	None	None	None	-0-

Cameron Richardson (2)	2008	-0-	-0-	20,742	None	None	None	-0-
Secretary, CFO and	2007	-0-	-0-	25,449	None	200,000	None	-0-
Director	2006	-0-	-0-	13,065	None	None	None	-0-

(1)	Klaus Eckhof resigned as President, CEO and Director on April 27, 2007. Lars Pearl became President, CEO and a Director on April 27, 2007.
(2)	Cameron Richardson resigned as CFO, Secretary and Director on August 29, 2008.

None of our officers or directors is a party to an employment agreement with us.

Options/SAR Grants Table

We awarded no stock purchase options, or any other rights, to any of our directors or officers during the years ended December 31, 2009 and 2008.

On August 6, 2007, we awarded 2,300,000 stock purchase options to directors, officers and employees with an exercise price of $0.26 per share. The term of these options is five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012. The stock purchase options are fully vested on the date of grant.

A summary of the options granted is as follows:

Optionee	Number of Shares Subject to Option	Exercise Price	Expiry Date
Thomas Bartel	100,000	$0.26 per share	August 6, 2012
Hans W. Biener	500,000	$0.26 per share	August 6, 2012
Michael Montgomery	500,000	$0.26 per share	August 6, 2012
Lars Pearl	1,000,000	$0.26 per share	August 6, 2012
Cameron Richardson	200,000	$0.26 per share	August 6, 2012
Total:	2,300,000

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

At December 31, 2007 and 2008 and January 31, 2010 we had 2,300,000 stock purchase options outstanding.

At no time during the last completed fiscal year did we, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation of Directors

We reimburse our directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments, or incurred in connection with attending board meetings in the years ended December 31, 2009 and 2008.

Employment Contracts

During the fiscal year 2008, consulting fees of $134,558 (2007 - $236,651) were paid to directors of the Company and its subsidiary for their services as officers of the Company. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  Our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 31, 2010 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding common stock; (ii) each of the our directors and officers; and (iii) all of our directors and officers as a group.  As at January 31, 2010, 68,408,522 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class
Officers and Directors
Michael E Montgomery 100 Lewis Street Lamington, Western Australia, 6430 Australia	500,000	(1)	*
Lars M. Pearl Hofnerstrasse 13 6314 Unterageri, Switzerland	2,688,533	(2)	3.9%
Officers and directors (2 persons)	3,188,533		4.7%

(1)
Includes 500,000 stock purchase options awarded on August 6, 2007. The stock purchase options are exercisable at $0.26 per share and have a term of five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012.

(2)
Includes 1,000,000 stock purchase options awarded on August 6, 2007. The stock purchase options are exercisable at $0.26 per share and have a term of five years. The options are exercisable at any time from the grant date up to and including the 6th day of August 2012.

*	less than 1%

Changes in Control

There were no arrangements during the last completed fiscal year or subsequent period to January 18, 2010 which would result in a change in control. We do not believe that the offer and sale by us of an aggregate of 13,190,000 shares between January 1, 2007 and January 18, 2010 have resulted in a change of control.

No securities were authorized for issuance under equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Certain Relationships

Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. Certain of our directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation.  In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms.  In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict.  From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program.  It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time.  Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest.  We are not aware of the existence of any conflict of interest as described herein.

Director Independence

Our Company has two members on its board of directors.  We consider a director to be “independent” if that person serves only as a member of our board of directors and is not otherwise employed by our company as an employee, officer or consultant.  Mr. Lars Pearl serves as our company’s President, Chief Executive Officer and Chief Financial Officer.  Mr. Michael Montgomery is considered the independent director.

Transactions with Related Persons

Other than as disclosed below, during the fiscal years ended December 31, 2009 and 2008, none of our current directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

There have been no transactions or proposed transactions with officers and directors during the last two years to which we are a party except as follows:

In December 2008, 1,488,533 common shares were issued at $0.06 per share to settle debts of $14,204 and pay $75,108 in consulting fees.  The shares were issued to Lars Pearl, a director who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In June 2008, 250,000 common shares were issued at $0.10 per share in payment of a finder’s fee. The shares were issued to Hans Biener, a director of the subsidiary who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

During the nine months ended September 30, 2009, consulting fees of $93,576 (2008 - $124,470) were paid to directors of the Company and its subsidiary. During the fiscal year 2008, consulting fees of $134,558 were paid to directors of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties

Corporate Governance

The Board of Directors has determined that to be considered independent, an outside director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits --or has the potential to impair or inhibit--a director's exercise of critical and disinterested judgment on behalf of the Company and its stockholders. In determining whether a material relationship exists, the Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws, recent relevant cases and regulations regarding the definition of "independent director," including those set forth in NASDAQ Marketplace Rule 4200(a)(15)as in effect from time to time. Consistent with these considerations, the Board affirmatively has determined that as of December 31, 2009 only Michael Montgomery is an independent director.

Selling Stockholders

The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 12,451,467 shares of our common stock. The percentage of outstanding shares beneficially owned is based on 68,408,522 shares of common stock issued and outstanding at January 31, 2010 (December 31, 2009 – 66,491,855). Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name, none of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholders	No. of Shares Beneficially Owned Prior to the Offering	Percentage of Issued and Outstanding Shares Owned Prior to the Offering	Number of Shares Registered and to be Sold in This Offering	Percentage of Issued and Outstanding Shares Prior to the Offering	No. of Shares Beneficially Owned After This Offering	Percentage of Issued and Outstanding Shares Owned After This Offering

Axino AG (1)	100,000	0.1%	100,000	0%	100,000	0%
Königstraße 26
70173, Stuttgart, Germany

Biener, Annette Lobato Oliveria	125,000	0.2%	125,000	0%	125,000	0%
Karolinenplatz 5a,
80333 Munchen, Germany

Biener, Hans W.	375,000	0.5%	375,000	0%	375,000	0%
Karolinenplatz 5a,
80333 Munchen, Germany

Borgo, Oliver	100,000	0.1%	100,000	0%	100,000	0%
Huzlenstrasse 69
8604, Volketswil,
Switzerland

Eckhof, Klaus	1,320,000	1.9%	1,320,000	0%	1,320,000	0%
4 Avenue des Guelfes
98000, Monaco

Geimeinhardt GMBH (2)	250,000	0.4%	250,000	0%	250,000	0%
Alte Herrenberge Str. 27
71149 Bondorf, Germany

Gomez de Segura, Agustin	2,166,667	3.2%	2,166,667	0%	2,166,667	0%
2nd Tverskaya-Yamskaya 54,
apt 168,
Moscow, Russia

Heroe Investments Inc (3)	500,000	0.7%	500,000	0%	500,000	0%
Rosenweg 1,
D-69181 Leimen, St. IIgen

Jolanda Investments Limited (4)	264,800	0.4%	264,800	0%	264,800	0%
c/o: FCI 1st Floor,
Baarerstrasse 10
6300 Zug, Switzerland

Liniger, Ernst	100,000	0.1%	100,000	0%	100,000	0%
Elchweg 23
8405, Wintevthur,
Switzerland

Meier, Simon	500,000	0.7%	500,000	0%	500,000	0%
Krankenhausweg 8
3110, Muensingem,
Switzerland

Mulhaupt, Roger	300,000	0.4%	300,000	0%	300,000	0%
Hauptstrasse 37
8280, Kreuzlingen,
Switzerland

OPM Investments (5)	1,000,000	1.5%	1,000,000	0%	1,000,000	0%
Hof Himmelrich 3
6340, Barr, Switzerland

Samba Minerals Limited (6)	5,000,000	7.33%	5,000,000	0%	5,000,000	0%
30 Ledgar Road,
Balcatta, WA, 6021
Australia

Schaeppi, Renato	100,000	0.1%	100,000	0%	100,000	0%
Pfannenshilstrasse 14
8835 Feusisberg,
Switzerland

WS Marketing GMBH (7)	250,000	0.4%	250,000	0%	250,000	0%
Schömbergstr, 23/3
72793 Pfullingen, Germany

Total number of shares included	12,451,467

1.
Wolfgang Seybold, Koenigstrasse 26, 70173 Stuttgart, Germany is the controlling principal of Axino AG and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

2.
Robert Geimeinhardt, Alte Herrenberge Str. 27, 71149 Bondorf, Germany is the controlling principal of Geimeinhardt GMBH and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

3.	Boyan Pravica, Rosenweg 1, D-69181 Leimen, St Ilgen is the controlling principal of Heroe investments Inc.

4.
Richard Lake 1st Floor, Baarestrasse 10, 6300, Zug, Switzerland is the controlling principal of Jolanda Investments Limited and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

5.
Victor Dario, Hoffhimmelrich 3, 6340, Baar, Switzerland is the controlling principal of OPM Investments and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

6.
Samba Minerals Limited, 30 Ledgar Road, Balcatta, 6021, Western Australia is an unlisted Australian Public Company, of which  Nigel Furguson is the Chief Executive Officer and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder

7.
Sabine Werner, Schömbergstr, 23/3, 72793 Pfullingen, Germany is the controlling principal of WS Marketing GMBH and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31, 2010.

The shares being offered by the Selling Stockholders were acquired by them either pursuant to debt settlement agreements or in connection with the Private Placements.

Because a Selling Stockholder may offer by this Prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Pink Sheets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 as promulgated thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this Prospectus effective until the earlier of (i) two years from the date that the registration statement of which this Prospectus is part is declared effective  (ii) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We cannot estimate the number of shares, if any, which will be sold by the Selling Stockholders pursuant to this Prospectus.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. As of January 31, 2010 we had 68,408,522 shares of common stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

Dividends

We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

Shares Eligible For Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

On January 31, 2010 we had outstanding 68,408,522 shares of common stock. Of these shares, 54,468,522 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 13,940,000 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144).

Rule 144

Pursuant to Rule 144 as in effect on the date of this Prospectus a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•
1% of the number of shares of common stock then outstanding, which equal 586,006 shares as of December 31, 2009; or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, provided that the common stock is listed on a national securities exchange or on The NASDAQ Stock Market.

Sales under Rule 144 by our affiliates are further limited under Rule 144, including the provisions thereof relating to the manner of sale, notice requirements and availability of current public information about us.

Sales Pursuant to Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In addition, the shares registered for resale by the Selling Stockholders may be sold without restriction pursuant to this Prospectus.

LEGAL PROCEEDINGS

Although we are not party to nor are we aware of any pending lawsuit, litigation or proceeding, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Delaware law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Delaware corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us  by Sierchio & Company LLP, 430 Park Avenue, 7 th Floor, New York, New York 10022.

EXPERTS

Our consolidated financial statements at December 31, 2008 and 2007 and for the years then ended, appearing herein have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, and we have not had any disagreements with our accountants with respect to, our accounting and financial disclosure.

ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Index to CONSOLIDATED Financial Statements

Page
Index to Consolidated Financial Statements – September 30, 2009 (unaudited)

Interim Consolidated Balance Sheets – September 30, 2009 and December 31, 2008	F-1

Interim Consolidated Statements of Operations Three and Nine-months Ended September 30, 2009 and 2008; and for the period from October 10, 1995 (inception) to September 30, 2009	F-2

Interim Consolidated Statements of Cash Flows Nine-months Ended September 30, 2009 and 2008; and for the period from October 10, 1995 (inception) to September 30, 2009	F-3

Notes to Interim Consolidated Financial Statements	F-4

Index to Consolidated Financial Statements – December 31, 2008 and 2007 (audited)

Report of Independent Registered Public Accounting Firm	F-8

Consolidated Balance Sheets December 31, 2008 and 2007	F-9

Consolidated Statements of Operations Years Ended December 31, 2008 and 2007 and for the period from October 10, 1995 (inception) to December 31, 2008	F-10

Consolidated Statements of Stockholders’ Equity (Deficiency) and Comprehensive Income (Loss) for the period from October 10, 1995 (inception) to December 31, 2008	F-11

Consolidated Statements of Cash Flows Years Ended December 31, 2008 and 2007 and for the period from October 10, 1995 (inception) to December 31, 2008	F-15

Notes to Consolidated Financial Statements Years Ended December 31, 2008 and 2007	F-16

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Interim Consolidated Balance Sheets
September 30, 2009 and December 31, 2008
(Expressed in U.S. Dollars)	September 30	December 31
(Unaudited)	2009	2008

ASSETS
Current assets
Cash	$155,046	$16,511
Prepaid expenses and other assets	34,551	30,555
Total current assets	189,597	47,066

Equipment, net	105,763	88,973
Total assets	$295,360	$136,039

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$806,086	$639,066
Accounts payable and accrued expenses - related party	66,314	-
Loans payable	500,000	500,000
Total current liabilities	1,372,400	1,139,066

Convertible notes payable	-	518,025
Accrued interest on convertible notes payable	-	34,488
Total liabilities	1,372,400	1,691,579

Stockholders' Equity (Deficiency)
Common stock
Authorized:
100,000,000 common shares, (December 31, 2008 - 100,000,000) with par value $0.001 each
Issued and outstanding:
63,071,855 (December 31, 2008 - 58,071,855) common shares	63,071	58,071
Additional paid-in capital	13,859,395	12,110,779
Common stock issuable, 3,420,000 shares	300,000	-
Accumulated deficit during the exploration stage	(15,211,213)	(13,691,702)
Accumulated other comprehensive income (loss)	(88,293)	(32,688)
Stockholders' equity (deficiency)	(1,077,040)	(1,555,540)
Total liabilities and stockholders' equity (deficiency)	$295,360	$136,039

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
	Cumulative
Interim Consolidated Statements of Operations	October 10	Three months	Three months	Nine months	Nine months
(Expressed in U.S. Dollars)	1995 (inception)	Ended	Ended	Ended	Ended
(Unaudited)	to September 30	September 30	September 30	September 30	September 30
	2009	2009	2008	2009	2008

Expenses
Administrative and general	$1,364,235	$46,318	$29,766	$97,885	$102,677
Depreciation and amortization	95,750	3,485	3,920	9,431	11,560
Imputed interest on loan payable - related party	1,560	-	-	-	-
Interest and bank charges	363,577	32,978	45,427	93,889	87,347
Foreign exchange loss (gain)loss	(24,519)	60,984	(69,846)	147,146	(67,924)
Professional fees - accounting and legal	1,096,804	9,014	14,286	12,486	184,343
Property search and negotiation	225,198	-	-	-	-
Salaries, management and consulting fees	2,102,655	40,323	28,493	92,647	114,586
	5,225,260	193,102	52,046	453,484	432,589
Exploration expenses	8,763,002	24,981	22,494	51,562	88,199
Write-off of mineral property costs	172,981	-	-	-	-
	14,161,243	218,083	74,540	505,046	520,788

Other income (loss)
Gain on disposition of subsidiary	216,474	-	-	-	-
Interest income	22,353	-	-	-	-
Gain on sale of rights to the Matupa agreement, net of expenses of $138,065	80,237	-	-	-	-
Realized (loss) on investments	(37,971)	-	-	-	-
Operating (loss) of Spun-off operations	(316,598)	-	-	-	-
Loss on debt extinguishment	(1,014,465)	(1,014,465)	-	(1,014,465)	-
	(1,049,970)	(1,014,465)	-	(1,014,465)	-
Net (loss) for the period	$(15,211,213)	$(1,232,548)	$(74,540)	$(1,519,511)	$(520,788)

Earnings (loss) per share
- basic and diluted		$(0.02)	$(0.00)	$(0.03)	$(0.01)

Weighted average number of common shares outstanding
- basic and diluted		58,786,141	55,392,435	58,310,826	55,277,130

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION	Cumulative
(An exploration stage enterprise)	October 10	Nine months	Nine months
Interim Consolidated Statements of Cash Flows (Unaudited)	1995 (inception)	Ended	Ended
(Expressed in U.S. Dollars)	to September 30	September 30	September 30
	2009	2009	2008

Cash flows from operating activities
Net loss for the period	$(15,211,213)	$(1,519,511)	$(520,788)
Adjustments to reconcile net loss to net cash used in operating activities:
- depreciation and amortization	95,750	9,431	11,560
- stock compensation expense on stock option grants	1,174,795	-	2,471
- expenses satisfied with issuance of common stock	748,800	-	25,000
- expenses satisfied with transfer of marketable securities	33,903	-	-
- imputed interest on loan payable - related party	1,560	-	-
- write-off of mineral property costs	172,981	-	-
- adjustment for spin-off of Aurora Metals (BVI) Limited	316,498	-	-
- loss on investments	37,971	-	-
- gain on sale of rights to Matupa agreement, net of expenses	(80,237)	-	-
- loss on debt extinguishment	1,014,465	1,014,465	-
- foreign exchange (gain) loss related to notes payable	51,891	221,126	(71,435)
Changes in assets and liabilities:
- (increase) in receivables	(206,978)	-	-
- (increase) decrease in prepaid expenses and other assets	(33,866)	6,265	(6,151)
- increase (decrease) in accounts payable and accrued expenses	1,285,779	97,324	107,712
Net cash used in operating activities	(10,597,901)	(170,900)	(451,631)

Cash flows from investing activities
Purchase of equipment	(187,548)	-	(267)
Proceeds on disposal of equipment	16,761	-	-
Proceeds from disposition of marketable securities	32,850	-	-
Acquisition of mineral property costs	(172,981)	-	-
Payment for incorporation cost	(11,511)	-	-
Net cash used in investing activities	(322,429)	-	(267)

Cash flows from financing activities
Proceeds from common stock less issuance costs	9,881,490	1,039,151	-
Loan proceeds from related party	289,000	-	-
Net proceeds from (payments on) convertible notes and loans	730,101	(739,151)	687,260
Net proceeds from (payments on) advances payable -related party	-	-	(161,441)
Net cash provided by financing activities	10,900,591	300,000	525,819

Effect of exchange rate changes on cash and cash equivalents	174,785	9,435	(9,202)
Increase in cash and cash equivalents	155,046	138,535	64,719
Cash, beginning of period	-	16,511	3,909
Cash, end of period	$155,046	$155,046	$68,628

The accompanying notes are an integral part of these consolidated financial statements

Notes to Interim Consolidated Financial Statements (Unaudited)

1.	Nature of Business and Going Concern

Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties.  The Company’s focus is on the exploration and development of its exploration properties located in the Tapajos Gold Province, State of Pará, Brazil. The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities.   The Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and used cash of $170,900 from operating activities in 2009 through September 30. The Company faces all the risks common to companies in similar stages of development, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams and difficulties in managing growth. The Company requires additional funds to meet its obligations and maintain its operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise equity financing through private or public equity investment in order to support existing operations and expand its business. There is no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

2.	Significant Accounting Policies

(a)	Principles of Accounting

The interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and include the accounts of the Company and its wholly-owned subsidiary, Aurora Gold Mineração Ltda ("Aurora Gold Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Mineração was incorporated on October 27, 2005. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company's audited consolidated financial statements for the year ended December 31, 2008. In the opinion of management of the Company, the unaudited consolidated financial statements contained herein contain all adjustments (consisting of a normal recurring nature) necessary to present a fair statement of the results of the interim periods presented.

(b)	Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

2.	Significant Accounting Policies (cont’d)

(c)	Comprehensive income

Comprehensive income comprises all changes to equity except those resulting from investments by owners and distributions to owners.

	Three Months Ended		Nine Months Ended
Components of comprehensive income (loss)	September 30 2009 $	September 30 2008 $	September 30 2009 $	September 30 2008 $
Net (loss) for the period	(1,232,548)	(74,540)	(1,519,511)	(520,788)
Foreign currency translation adjustments	(24,319)	38,786	(55,605)	1,249
Total comprehensive (loss)	(1,256,867)	(35,754)	(1,575,116)	(519,539)

Accumulated other comprehensive income consists entirely of foreign currency translation adjustments at September 30, 2009 and December 31, 2008.

(d)	Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year.  Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities and is equivalent to basic loss per share for 2009 and 2008 because potentially dilutive securities were anti-dilutive due to the net losses incurred in each period. Potentially dilutive securities outstanding consist of 2,300,000 stock options for the three and nine months ended September 30, 2009 and 2008.

(e)	Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, accounts payable and accrued expenses, accounts payable and accrued expenses – related parties and loans payable approximate their fair value because of the short-term nature of these instruments. The carrying value of the convertible notes payable approximate their fair value because interest rates of long-term convertible notes payable approximate market interest rates.

3.	Joint Venture with Samba Minerals Limited

In May 2008 the Company signed an agreement with Samba Minerals Limited (“Samba”), which was subsequently amended in August 2008, whereby Samba can earn up to a 80% participating interest in the São João and/or the Commandante Araras projects by funding exploration expenditures on each of the projects to completion of a feasibility study on each property. The properties are located in the Municipality of Itaituba, State of Pará, Brazil. Upon completion of a feasibility study on either property, the Company will immediately transfer a 80% participation interest in the relevant property to Samba and enter into a formal joint venture agreement to govern the development and production of minerals from the property. Samba can terminate its participation in either of the projects by providing the Company 30 days notice in writing. Upon withdrawal from its participation in either

3.	Joint Venture with Samba Minerals Limited (continued)

property, Samba would forfeit to the Company all of its rights in relation to the projects and would be free of any and all payment commitments yet to be due. Samba will be the manager of the São João and the Commandante Araras projects. The Company has also granted Samba a right of first refusal to acquire an interest in, or enter into a joint venture or farm-in agreement on the Company’s São Domingos and Bigode (since dropped) projects. The term of the first right of refusal expires on August 1, 2010. Feasibility studies have not been completed as of September 30, 2009 and thus no joint venture has been formed as of that date.

4.	Equipment

	September 30, 2009	December 31, 2008
Vehicles	$84,250	$64,265
Office equipment	63,187	52,459
Furniture and fixtures	20,638	15,742
	168,075	132,466
Accumulated depreciation	(62,312)	(43,493)
	$105,763	$88,973

The majority of equipment held at September 30, 2009 and December 31, 2008 is located in Brazil.

5.	Notes and Loans Payable

The Company has two separate loans payable of $250,000 each at September 30, 2009 and December 31, 2008, that bear interest at 6% per annum, are due on demand and are unsecured.

In September 2009, convertible notes payable and related accrued interest aggregating US $739,152 (AUD $850,479) were settled through the issuance of 5,000,000 shares of common stock of the Company. The issuance price of the shares issued on settlement was lower that the stated conversion price in the loan agreements of $0.30 per share. Thus, this transaction was considered an inducement to convert and accounted for as such resulting in a  loss of $1,014,465 being recorded in the three and nine months ended September 2009 related to this settlement.

6.	Common Stock

During the month of September 2009, the Company raised $300,000 through a private placement of 3,000,000 shares at a price of $0.10 per share. The shares have not yet been issued. The Company’s agent will be paid a commission of 420,000 shares of common stock of the Company. Proceeds from the private placement will be used for general working capital.

7.	Stock Options

In 2007, the Company's Board of Directors approved the 2007 Stock Option Plan (“the Plan”) to offer an incentive to obtain services of key employees, directors and consultants of the Company.  The Plan provides for the reservation for awards of an aggregate of 10% of the total shares of Common Stock outstanding from time to time.

No Plan participant may receive stock options exercisable for more than 2,500,000 shares of Common Stock in any one calendar year.  Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the Company's capital stock on the date of grant).  The term of stock options granted under the Plan is not to exceed ten years and the stock options vest immediately upon granting.

The following is a summary of stock option activity for the nine months ended September 30, 2009 and the status of stock options outstanding and exercisable at September 30, 2009:

7.	Stock Options (continued)

	Shares	Exercise price	Remaining Contractual Life (yrs)
Outstanding and exercisable at December 31, 2008	2,300,000	$0.26	3.6
Granted	-	-	-
Outstanding and exercisable at September 30, 2009	2,300,000	$0.26	2.85

The aggregate intrinsic value of the options outstanding represents the total pretax intrinsic value for all “in-the-money” options (i.e., the difference between the Company’s closing stock price on the last trading day of the quarter ended September 30, 2009 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on September 30, 2009. As the exercise price of all outstanding options at September 30, 2009 was less than the Company’s closing stock price at that date, there is intrinsic value of $322,000.

8.	Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements include:

a.
During the nine month period ended September 30, 2009, consulting fees of $93,576 (2008 – $124,470) were incurred by the Company to directors of the Company and its subsidiary. There are no management or consulting agreements with the directors and the transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b.
Included in accounts payable and accrued expenses - related parties at September 30, 2009 is $66,314 (December 31, 2008 - $0) payable to directors of the Company and its subsidiary for consulting fees and various expenses incurred on behalf of the Company.

9.	Non-Cash Investing and Financing Activities

In July 2008 the Company issued 250,000 shares of common stock of the Company valued at $25,000 to a director of the Company’s subsidiary as consideration for arranging property acquisitions in the Tapajos Gold Province, State of Pará, Brazil.

10.	Subsequent Events through January 27, 2010 (the date these financial statements were issued)

In November 2009, the Company signed a letter of agreement with Global Minerals Limited to acquire an initial 70% interest in the Front Range Gold Project located in Boulder County, Colorado. The Company paid $100,000 on signing the letter agreement. A further $400,000 is due on signing of the formal agreement on or before February 28, 2010.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aurora Gold Corporation

We have audited the accompanying consolidated balance sheets of Aurora Gold Corporation (an exploration stage company) and Subsidiary ("the Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity (deficiency) and comprehensive income (loss), and cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2008.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Gold Corporation (an exploration stage company) and Subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended, and for the period from October 10, 1995 (date of inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses since inception, has not been able to generate any operating revenues to date, and used cash from operations of $649,028 in 2008.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

December 9, 2009
Seattle, Washington

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Balance Sheets
December 31, 2008 and 2007
(Expressed in U.S. Dollars)	December 31	December 31
	2008	2007
ASSETS
Current assets
Cash	$16,511	$3,909
Prepaid expenses and other assets	30,555	23,256
Total current assets	47,066	27,165

Equipment, net	88,973	134,543
Total assets	$136,039	$161,708

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Accounts payable and accrued expenses	$639,066	$693,233
Accounts payable and accrued expenses - related party	-	59,928
Advances payable - related party	-	161,441
Loans payable	500,000	250,000
Loan payable - related party	-	250,000
Total current liabilities	1,139,066	1,414,602
Convertible notes payable	518,025	-
Accrued interest on convertible notes payable	34,488	-
Total liabilities	1,691,579	1,414,602

Stockholders' Equity (Deficiency)
Common stock
Authorized:
100,000,000 common shares, (December 31, 2007 - 100,000,000) with par value $0.001 each
Issued and outstanding:
58,071,855 (December 31, 2007 - 55,218,522) common shares	58,071	55,218
Additional paid-in capital	12,110,779	11,932,432
Accumulated deficit during the exploration stage	(13,691,702)	(13,171,597)
Accumulated other comprehensive income (loss)	(32,688)	(68,947)
Stockholders' equity (deficiency)	(1,555,540)	(1,252,894)
Total liabilities and stockholders' equity (deficiency)	$136,039	$161,708

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)
	Cumulative
Consolidated Statements of Operations	October 10	Year ended	Year ended
(Expressed in U.S. Dollars)	1995 (inception) to December 31 2008	Ended December 31 2008	Ended December 31 2007

Expenses
Administrative and general	$1,266,350	$152,309	$210,193
Depreciation and amortization	86,319	14,426	12,326
Imputed interest on loan payable - related party	1,560	-	-
Interest and bank charges	269,688	115,501	89,673
Foreign exchange (gain)loss	(171,665)	(171,902)	237
Professional fees - accounting and legal	1,084,318	136,438	233,762
Property search and negotiation	225,198	-	-
Salaries, management and consulting fees	2,010,008	196,060	679,666
	4,771,776	442,832	1,225,857
Exploration expenses	8,711,440	77,273	2,033,875
Write-off of mineral property costs	172,981	-	-
	13,656,197	520,105	3,259,732

Other income (loss)
Gain on disposition of subsidiary	216,474	-	-
Interest income	22,353	-	-
Gain on sale of rights to the Matupa agreement, net of expenses of $138,065	80,237	-	-
Realized (loss) on investments	(37,971)	-	-
Operating (loss) of Spun-off operations	(316,598)	-	-
	(35,505)	-	-
Net (loss) for the period	$(13,691,702)	$(520,105)	$(3,259,732)

Earnings (loss) per share
- basic and diluted		$(0.01)	$(0.07)

Weighted average number of common shares outstanding
- basic and diluted		55,325,371	49,873,055

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION
(An exploration stage enterprise)

Consolidated Statements of Stockholders' Equity (Deficiency) and Comprehensive Income (loss)
October 10, 1995 (inception) to December 31, 2008
(Expressed in U.S. dollars)

					Accumulated		Accumulated	Total
			Additional	Compre-	(deficit) during	Advances for	other	stockholders'
	Common Stock		paid-in	hensive	exploration	Stock	comprehensive	equity
	Shares	Amount	capital	(loss)	stage	Subscriptions	income (loss)	(deficiency)

Balance, December 31, 1994	-	$-	$-	$-	$-	$-	$-	$-
Issuance of common stock for
- settlement of indebtedness	11,461,153	11,461	-	-	-		-	11,461
Net (loss) for the period	-	-	-	-	-	-	-	-
Total comprehensive (loss)				-

Balance December 31, 1995	11,461,153	11,461	-	-	-	-	-	11,461
Adjustment for reverse stock split	(7,640,766)	(7,641)	-	-	-		-	(7,641)
Issuance of common stock for
- cash at $0.001 per share	5,800,000	5,800	341,761	-	-		-	347,561
- resource property	300,000	300	2,700	-	-		-	3,000
Net (loss) for the period	-	-	-	(361,208)	(361,208)		-	(361,208)
Total comprehensive (loss)				(361,208)

Balance December 31, 1996	9,920,387	9,920	344,461		(361,208)	-	-	(6,827)
Issuance of common stock for
- cash in March 1997 at $1.00 per share (less issue costs of $4,842)	750,000	750	744,408	-	-	-	-	745,158
Net (loss) for the period	-	-	-	615,880	(615,880)	-	-	(615,880)
Total comprehensive (loss)				615,880

Balance December 31, 1997	10,670,387	10,670	1,088,869		(977,088)	-	-	122,451
Issuance of common stock for
- settlement of indebtedness	96,105	96	68,601	-	-	-	-	68,697
- cash in May 1998 at $1.25 per share	200,000	200	249,800	-	-	-	-	250,000
- cash in November 1998 at $0.75 per share	71,667	72	53,678	-	-	-	-	53,750
- cash in December 1998 at $0.75 per share	143,333	143	107,357	-	-	-	-	107,500

Grant of options to employees and directors	-	-	518,900	-	-	-	-	518,900
Grant of options to consultants	-	-	172,100	-	-	-	-	172,100
Net (loss) for the period	-	-	-	(1,151,604)	(1,151,604)	-	-	(1,151,604)
Total comprehensive (loss)				(1,151,604)

Balance December 31, 1998	11,181,492	11,182	2,259,304		(2,128,692)	-	-	141,794
Issuance of common stock for
- settlement of indebtedness	231,286	231	160,151	-	-	-	-	160,382
- cash in March 1999 at $0.656 per share	22,871	23	14,977	-	-	-	-	15,000
- finder's fee in February 1999 at $0.81 per share	25,000	25	20,287	-	-	-	-	20,312
Grant of options to consultants	-	-	29,500	-	-			29,500
Cash advanced on stock subscriptions	-	-	-	-	-	425,000		425,000
Net (loss) for the period	-	-	-	(855,391)	(855,391)	-	-	(855,391)
Total comprehensive (loss)				(855,391)

Balance December 31, 1999	11,460,649	11,461	2,484,219		(2,984,083)	425,000	-	(63,403)
Issuance of common stock for
- settlement of indebtedness	199,000	199	99,301	-	-		-	99,500
- cash in March 2000 at $0.50 per share	350,000	350	174,650	-	-	(175,000)	-	-
- cash in March 2000 at $0.455 per share	550,000	550	249,450	-	-	(250,000)	-	-
Cancellation of shares in April 2000	(90,706)	(91)	(56,600)	-	-	-	-	(56,691)
Exercise of options in June 2000	405,000	405	3,645	-	-	-		4,050
Spin-off of Aurora Metals (BVI) Limited	-	-	316,498	-	-	-	-	316,498
Net (loss) for the period	-	-	-	(677,705)	(677,705)	-	-	(677,705)
Total comprehensive (loss)				(677,705)

Balance December 31, 2000	12,873,943	12,874	3,271,163		(3,661,788)	-	-	(377,751)
Components of comprehensive income (loss)
- Net income for the period	-	-	-	128,545	128,545	-	-	128,545

- Unrealized holding losses on available-for-sale securities	-	-	-	(141,928)	-	-	(141,928)	(141,928)
Total comprehensive (loss)				(13,383)

Balance December 31, 2001	12,873,943	12,874	3,271,163		(3,533,243)	-	(141,928)	(391,134)
Issuance of common stock for
- settlement of indebtedness	3,708,038	3,708	351,492	-	-	-	-	355,200
Components of comprehensive income (loss)
- Net income for the period	-	-	-	(137,329)	(137,329)	-	-	(137,329)
- Unrealized holding losses on available-for-sale securities	-	-	-	141,928	-		141,928	141,928
Total comprehensive (loss)				4,599

Balance, December 31, 2002	16,581,981	16,582	3,622,655		(3,670,572)		-	(31,335)
Issuance of common stock for
- settlement of indebtedness	2,752,450	2,752	114,806	-	-	-	-	117,558
- cash in December 2003 at $0.25 per share	100,000	100	24,900	-	-	-	-	25,000
Components of comprehensive income (loss)
- Net income for the period	-	-	-	(96,404)	(96,404)	-	-	(96,404)
- Unrealized holding losses on available-for-sale securities	-	-	-	-	-	-	-	-
Total comprehensive (loss)				(96,404)

Balance, December 31, 2003	19,434,431	19,434	3,762,361		(3,766,976)	-	-	14,819
Issuance of common stock for
- cash in January 2004 at $0.25 per share, less issuance costs	100,000	100	22,400	-	-	-	-	22,500
Imputed interest	-	-	1,560	-	-	-	-	1,560
Components of comprehensive income (loss)
- Net income for the period	-	-	-	(223,763)	(223,763)	-	-	(223,763)
- Unrealized holding losses on available-for-sale securities	-	-	-	-	-	-	-	-
Total comprehensive (loss)				(223,763)

Balance, December 31, 2004	19,534,431	19,534	3,786,321		(3,990,739)	-	-	(184,884)
Issuance of common stock for
- cash in July 2005 at $0.05 per share	13,000,000	13,000	637,000	-	-	-	-	650,000
- settlement of indebtedness	3,684,091	3,684	158,816	-	-	-	-	162,500
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(457,271)	(457,271)	-	-	(457,271)
- Unrealized holding losses on available-for-sale securities	-	-	-	(4,614)	-	-	(4,614)	(4,614)
Total comprehensive (loss)				(461,885)
Balance, December 31, 2005	36,218,522	36,218	4,582,137		(4,448,010)	-	(4,614)	165,731
Issuance of common stock for
- cash in February 2006 at $0.50 per share less issuance costs of $110,000	8,000,000	8,000	3,882,000	-	-	-	-	3,890,000
- non cash finder's fee in December 2006 at $0.70 per share	250,000	250	174,750	-	-	-	-	175,000

- cash in December 2006 at $0.50 per share	1,000,000	1,000	499,000	-	-	-	-	500,000
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(5,463,855)	(5,463,855)	-	-	(5,463,855)
- Foreign currency translation adjustments	-	-	-	(3,692)	-	-	(3,692)	(3,692)
- Reclassification adjustment for losses on available-for-sale securities included in net loss	-	-	-	4,614	-	-	4,614	4,614
Total comprehensive (loss)				$(5,462,933)
Balance, December 31, 2006	45,468,522	$45,468	$9,137,887		$(9,911,865)	$-	$(3,692)	$(732,202)
Issuance of common stock for
- cash in March 2007 at $0.50 per share	500,000	500	249,500	-	-	-	-	250,000
- cash and settlement of debt in July 2007 at $0.25 per share	5,000,000	5,000	1,245,000	-	-	-	-	1,250,000
- settlement of indebtedness in August 2007 at $0.20 per	250,000	250	49,750	-	-	-	-	50,000
- cash in September 2007 at $0.20 per share	4,000,000	4,000	796,000	-	-	-	-	800,000
Stock option compensation expense	-	-	454,295	-	-	-	-	454,295
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(3,259,732)	(3,259,732)	-	-	(3,259,732)
- Foreign currency translation adjustments	-	-	-	(65,255)	-	-	(65,255)	(65,255)
Total comprehensive (loss)				$(3,324,987)
Balance, December 31, 2007	55,218,522	$55,218	$11,932,432		$(13,171,597)	$-	$(68,947)	$(1,252,894)

Issuance of common stock for

- non cash finder's fee in July 2008 at $0.10 per share	250,000	250	24,750	-	-	-	-	25,000
- settlement of indebtedness in December2008 at $0.06 per share	2,603,333	2,603	153,597	-	-	-	-	156,200
Components of comprehensive income (loss)
- Net (loss) for the period	-	-	-	(520,105)	(520,105)	-	-	(520,105)
- Foreign currency translation adjustments	-	-	-	36,259	-	-	36,259	36,259
Total comprehensive (loss)				$(483,846)
Balance, December 31, 2008	58,071,855	$58,071	$12,110,779		$(13,691,702)	$-	$(32,688)	$(1,555,540)

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION	Cumulative
(An exploration stage enterprise)	October 10	Year	Year
	1995 (inception)	Ended	Ended
Consolidated Statements of Cash Flows	to December 31	December 31	December 31
(Expressed in U.S. Dollars)	2008	2008	2007

Cash flows from operating activities
Net loss for the period	$(13,691,702)	$(520,105)	$(3,259,732)
Adjustments to reconcile net loss to net cash used in operating activities:
- depreciation and amortization	86,319	14,426	12,326
- stock compensation expense on stock option grants	1,174,795	-	454,295
- expenses satisfied with issuance of common stock	748,800	25,000	50,000
- expenses satisfied with transfer of marketable securities	33,903	-	-
- imputed interest on loan payable - related party	1,560	-	-
- write-off of mineral property costs	172,981	-	-
- adjustment for spin-off of Aurora Metals (BVI) Limited	316,498	-	-
- realized loss on investments	37,971	-	-
- gain on sale of rights to Matupa agreement, net of expenses	(80,237)	-	-
- foreign exchange gain related to notes payable	(169,235)	(169,235)	-
Changes in operating assets and liabilities:
- (increase) in receivables	(206,978)	-	-
- (increase) decrease in prepaid expenses and other assets	(40,131)	(19,190)	21,638
- increase (decrease) in accounts payable and accrued expenses	1,188,455	20,076	(277,451)
Net cash used in operating activities	(10,427,001)	(649,028)	(2,998,924)

Cash flows from investing activities
Purchase of equipment	(187,548)	(250)	(21,992)
Proceeds on disposal of equipment	16,761	2,312	-
Proceeds from disposition of marketable securities	32,850	-	-
Acquisition of mineral property costs	(172,981)	-	-
Payment for incorporation cost	(11,511)	-	-
Net cash used in investing activities	(322,429)	2,062	(21,992)

Cash flows from financing activities

Proceeds from common stock, less issuance costs	8,842,339	-	1,800,000
Loan proceeds from related party	289,000	-	250,000
Proceeds from convertible notes and loans	1,469,252	687,260	500,000
Net proceeds from (payments on) advances payable -related party	-	(161,441)	161,441
Net cash provided by financing activities	10,600,591	525,819	2,711,441

Effect of exchange rate changes on cash	165,350	133,749	35,293
Increase (decrease) in cash and cash equivalents	16,511	12,602	(274,182)
Cash, beginning of year	-	3,909	278,091
Cash, end of year	$16,511	$16,511	$3,909

The accompanying notes are an integral part of these consolidated financial statements

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Going Concern

Aurora Gold Corporation ("the Company") was formed on October 10, 1995 under the laws of the State of Delaware and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties.  The Company’s focus is on the exploration and development of its exploration properties located in the Tapajos Gold Province, State of Pará, Brazil (see Note 3). The Company has not yet determined whether its properties contain mineral reserves that may be economically recoverable and has not generated any operating revenues to date.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities.   The Company has incurred recurring operating losses since inception, has not generated any operating revenues to date and used cash of $649,028 from operating activities in 2008. The Company requires additional funds to meet its obligations and maintain its operations.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are to raise equity financing through private or public equity investment in order to support existing operations and expand its business. There is no assurance that such additional funds will be available to the Company when required or on terms acceptable to the Company. These consolidated financial statements do not include any adjustments that might result from this uncertainty.

2.	Significant Accounting Policies

(a)	Principles of Accounting

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of the Company and its wholly-owned subsidiary, Aurora Gold Mineração Ltda ("Aurora Gold Mineracao"). Collectively, they are referred to herein as "the Company". Significant inter-company accounts and transactions have been eliminated. Aurora Gold Mineração was incorporated on October 27, 2005.

(b)	Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

(c)	Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents at December 31, 2008 and 2007. No amounts were paid for income taxes or interest in 2008 or 2007.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

2.	Significant Accounting Policies (continued)

(d)	Equipment

Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method.  Equipment is recorded at cost.  Depreciation is provided over the following useful lives:

Vehicles	10 years
Office equipment, furniture and fixtures	2 to 10 years

(e)	Mineral Properties and Exploration Expenses

Exploration costs are charged to operations as incurred until such time that proven reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As at December 31, 2008 and 2007, the Company did not have proven reserves.

Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

Costs  related  to  site  restoration  programs  are  accrued over the life  of  the  project.

(f)	Share-Based Payment

The Company accounts for share-based payments under the fair value method of accounting for stock-based compensation consistent with Statement of Financial Accounting Standards (“SFAS”) No. 123 (R) (SFAS 123 (R)), Share-based Payment.

Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

(g)	Interest Expense

Interest expense was approximately $109,660 in 2008 (2007 - $77,477) respectively.

(h)	Foreign Currency Translations and Transactions

The Company's reporting currency is the U.S. Dollar.  Aurora Gold Mineracao Ltda is a foreign operation and its functional currency is the Brazilian Real (Real). Certain contractual obligations in these consolidated financial statements are stated in Brazilian Reals. The Brazilian Real to U.S. dollar exchange rate at December 31, 2008 was U.S. $0.42700 to 1 Real.

The Company translates foreign assets and liabilities of its subsidiaries, other than those denominated in U.S. dollars, at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations are reported as a separate component of other comprehensive income (loss) until all or a part of the investment in the subsidiaries is sold or liquidated. The translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

2.	Significant Accounting Policies (continued)

(h)	Foreign Currency Translations and Transactions (continued)

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in foreign exchange (gain) loss in the consolidated statements of operations.

(i)	Concentration of Credit Risk

The Company places its cash with high credit quality financial institutions in Canada and Brazil. The Company did not have funds deposited in banks beyond the insured limits as of December 31, 2008 and 2007.

(j)	Long-Lived Assets Impairment

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, in accordance with SFAS No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets.  An impairment loss would be recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition.

The amount of the impairment loss to be recorded is calculated by the excess of the asset's carrying value over its fair value.  Fair value is generally determined using a discounted cash flow analysis. The Company has not recognized any impairment losses through December 31, 2008.

(k)	Comprehensive income

The Company has adopted SFAS No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Consolidated Statement of Stockholders’ Equity (Deficiency). Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. Accumulated other comprehensive income consists entirely of foreign currency translation adjustments at December 31, 2008 and 2007.

(l)	Fair Value of Financial Instruments and Risks

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, accounts payable and accrued expenses, accounts payable and accrued expenses – related parties, advances payable – related party, loans payable and loan payable - related party approximate their fair value because of the short-term nature of these instruments. The carrying value of the convertible notes payable approximate their fair value because interest rates of long-term convertible notes payable approximate market interest rates. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America (primarily in Brazil) and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

2.      Significant Accounting Policies   (continued)

(m)	Income Taxes

The Company has adopted SFAS No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method.  Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB interpretation No. 48 (“FIN No. 48”).  This interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return.  It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of this interpretation did not have a material impact on the Company’s results of operations or financial position.  As such, the Company has not recorded any liabilities for uncertain tax positions or any related interest and penalties.  The Company’s tax returns are open to audit for the years ending December 31, 2003 to 2008.

(n)	Earnings (Loss) Per Share

Earnings (loss) per share is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding during the year.  Diluted loss per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive securities and is equivalent to basic loss per share for 2008 and 2007 because potentially dilutive securities were anti-dilutive due to the net losses incurred in each year. Potentially dilutive securities outstanding consist of 2,300,000 stock options in 2008 and 2007 and the convertible notes payable (convertible into 1,726,750 common shares at December 31, 2008) in 2008.

(o)	New Accounting Pronouncements

In December 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-1, Accounting for Collaborative Arrangements (“EITF 07-1”), which is effective for fiscal years beginning after December 15, 2008. EITF 07-1 provides income statement classification and related disclosure guidance for participants in a collaborative arrangement. The Company does not expect the adoption of EITF 07-1 to have a material impact on its financial results.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51 (“FAS 160”), which amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for the Company’s fiscal year beginning January 1, 2009. The Company does not expect the adoption of FAS 160 to have a material impact on its financial results.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

2.	Significant Accounting Policies (continued)

(o)	New Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 141R, Business Combinations (“FAS 141R”), which establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any noncontrolling interest in an acquisition, at their fair value as of the acquisition date. FAS 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This standard will change the Company’s accounting treatment for business combinations on a prospective basis.

(p)	Reclassifications

Certain reclassifications have been made to the 2007 consolidated financial statements to conform to the current year presentation.

3.	Mineral Properties and Exploration Expenses

British Columbia, Canada – Kumealon Property

In February 1999, the Company acquired, by staking, a 741 acre limestone property located on the north shore of Kumealon Inlet, southeast of Prince Rupert, British Columbia, Canada.  A finder’s fee of 25,000 shares of common stock of the Company was issued in connection with these claims.

In fiscal year 2000, there were no proven mineral reserves discovered and the Company continuously operated with a working capital deficiency.  These conditions raised substantial doubt regarding the recovering of the capitalized acquisition cost. Therefore, pursuant to guidance established in SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", the Company wrote off the capitalized acquisition cost of $23,630 to operations. The Company's ownership interest in this property is still in good standing.

Gold properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil

Between December 21, 2005 and May 26, 2006 the Company signed four Memorandum of Understanding (“MOU”) covering the Piranhas, Branca de Neve, Bigode and Santa Lúcia properties in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. During the first quarter of 2007, the Company signed an MOU on the Comandante Araras property.

The MOUs provide the Company with a review period, ranging from two months to six months, to access the mineral potential of the properties.

Between January 1, 2006 and March 31, 2006 the Company signed five option agreements covering the Novo Porto, Ouro Mil, Santa Isabel, São Domingos and São João mineral exploration licenses located in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil. The Company relinquished its options on the Porto Novo and Ouro Mil properties in 2006 and the Santa Isabel property in 2007.

Memorandum of Understandings:

The Piranhas MOU provided the Company with a 180 day review period to access the gold potential of the property. If the Company decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the Assignment and transfer of the mineral rights.

The terms of the Piranhas option agreement, as specified in the MOU, allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Piranhas project mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows: June 30, 2006 – USD $30,000 (paid); July 21, 2006 – USD $70,000 (paid and cancelled Block 1); July 21, 2007 – USD $120,000 (advanced R$10,000 in September 2007 and subsequently relinquished the option); July 21, 2008 – USD $180,000; July 21, 2009 – USD $1,600,000 for a total of USD $2,000,000. The vendor would have a 1.5% Net Smelter Royalty. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

3.	Mineral Properties and Exploration Expenses (continued)

Gold properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

In December 2007, the Company decided not to follow-up the preliminary exploration program on the Piranhas property and decided not to exercise the option to acquire the property and no further payments are due.

The Branca de Neve MOU provided the Company with a 180 day review period to access the gold potential of the property. If the Company decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendor for the assignment and transfer of the mineral rights.

The terms of the Branca de Neve option agreement, as specified in the MOU, allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Branca de Neve property mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows: April 28,

2006 – R$35,000 (Reals – Brazilian currency - Paid); October 25, 2006 – R$35,000 (paid); April 25, 2007 – R$35,000 (paid R$5,000) cancelled option agreement and no further payments are due; October 25, 2007 – R$35,000; April 25, 2008 – R$35,000; October 25, 2008 – R$35,000; April 25, 2009 – R$35,000; April 25, 2009 – R$500,000 for a total of R$745,000. The vendor would have a 0.75% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment of R$500,000. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

In 2007, the Company decided not to follow-up the preliminary exploration program on the Branca de Neve property and decided not to exercise the option to acquire the property and no further payments are due.

The Bigode MOU provides the Company with a 180 day review period to access the gold potential of the property. If the Company decides to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

The terms of the Bigode option agreement, as specified in the MOU, allow the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Bigode property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: October 30, 2006 – USD$60,000 (paid); October 30, 2007 – USD$53,118 (paid); January 30, 2008 – USD$40,000 (paid); October 30, 2008 – USD$90,000 (not paid - cancelled option agreement and no further payments are due); October 30, 2009 – USD$100,000; October 30, 2010 –USD$1,000,000 for a total of USD $1,343,118. The vendor would have a 0.75% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment of USD$500,000. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

3.	Mineral Properties and Exploration Expenses (continued)

Gold Properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

The Santa Lúcia MOU provided the Company with a 90 day review period to access the gold potential of the property. If the Company decided to proceed with acquiring a 100 percent interest in the title to the mineral rights then the Company would give notice to the vendors of its intention to acquire title to the mineral rights at least five days prior to the expiration of the aforementioned period. The Company would then enter into an option agreement with the property vendors for the assignment and transfer of the mineral rights.

 The terms of the Santa Lúcia option agreement, as specified in the MOU, allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Lúcia property mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows: September 1, 2006 – USD $20,000 (paid and cancelled agreement and no further payments are due); March 1, 2007 – USD $50,000; March 1, 2008 – USD $60,000 (not paid - cancelled option agreement and no further payments are due); March 1, 2009 – USD $70,000; September 1, 2009 – USD $500,000 for a total of USD $700,000. The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

The Comandante Araras option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Comandante Araras property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: November 1, 2006 R$20,000 (paid); November 15, 2006 – R$40,000 (paid); December 15, 2006 R$40,000 (paid); May 18, 2007 - R$15,000 (paid); May 29, 2007 - R$50,000 (paid); July 15, 2008 - USD $60,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 4); July 15, 2009 - USD $70,000; July 15, 2010 – USD $500,000 for a total of R$165,000 and USD $630,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

Option Agreements:

The Santa Isabel option agreement allowed the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel property mineral rights via structured cash payments.  The total option agreement payments for the license were structured as follows: February 7, 2006 – USD $25,000 (paid); July 21, 2006 – USD $60,000 (paid) and cancelled the option agreement; July 21, 2007 – USD $80,000; July 21, 2008 – USD $100,000; July 21, 2009 – USD $1,500,000 for a total of USD $1,765,000. The vendor would have a 1.5% Net Smelter Royalty. The Royalty payment could be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement could be terminated at any time upon written notice to the vendor and the Company would be free of any and all payment commitments yet to be due.

The São Domingos option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São Domingos property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: February 7, 2006 – USD $40,500 (paid); July 30,

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

3.	Mineral Properties and Exploration Expenses (continued)

Gold Properties in the Municipality of Itaituba, in the Tapajos gold province of the State of Para, Brazil (continued)

2006 – USD $67,500 (paid); July 30, 2007 - USD $112,500 (payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to Aurora Gold and is not owed or accrued as a liability until that time); July 30, 2008 – USD $139,500(payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to Aurora Gold and is not owed or accrued as a liability until that time); December 30, 2008 – USD $675,000 (payment will be made as soon as the Vendor converts the license into an exploration license and transfers title to Aurora Gold and is not owed or accrued as a liability until that time)for a total of USD $1,035,000. The vendor will have a 2.0% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $500,000.

The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The São João option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the São João property mineral rights via structured cash payments.  The total option agreement payments for the license are structured as follows: April 12, 2006 – USD $20,000 (paid); September 12, 2006 – USD $25,000 (paid); September 12, 2007 – USD $60,000 (paid); September 12, 2008 – USD $80,000 (paid by Samba Minerals Limited as part of the agreement with them discussed in note 4); September 12, 2009 – USD $1,250,000 for a total of USD $1,435,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in Reals (Brazilian currency) of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

4.	Joint Venture with Samba Minerals Limited

In May 2008 the Company signed an agreement with Samba Minerals Limited (“Samba”), which was subsequently amended in August 2008, whereby Samba can earn up to a 80% participating interest in the São João and/or the Commandante Araras projects by funding exploration expenditures on each of the projects to completion of a feasibility study on each property. The properties are located in the Municipality of Itaituba, State of Pará, Brazil. Upon completion of a feasibility study on either property, the Company will immediately transfer a 80% participation interest in the relevant property to Samba and enter into a formal joint venture agreement to govern the development and production of minerals from the property. Samba can terminate its participation in either of the projects by providing the Company 30 days notice in writing. Upon withdrawal from its participation in either property, Samba would forfeit to the Company all of its rights in relation to the projects and would be free of any and all payment commitments yet to be due. Samba will be the manager of the São João and the Commandante Araras projects. The Company has also granted Samba a right of first refusal to acquire an interest in, or enter into a joint venture or farm-in agreement on the Company’s São Domingos and Bigode (since dropped) projects. The term of the first right of refusal expires on August 1, 2010. Feasibility studies have not been completed as of December 31, 2008 and thus no joint venture has been formed as of that date.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

5.	Equipment

	December 31, 2008	December 31, 2007
Vehicles	$64,265	$85,094
Office equipment	52,459	65,731
Furniture and fixtures	15,742	20,845
	132,466	171,670
Accumulated depreciation	(43,493)	(37,127)
	$88,973	$134,543

The majority of equipment held at December 31, 2008 and 2007 is located in Brazil.

6.	Notes and Loans Payable

The Company has two notes payable of $518,025 ($750,000 Australian dollars) at December 31, 2008, that are repayable within 24 months from the date of agreement, July 18, 2008; bear interest at 10% per annum due upon repayment of the principal amount; are secured by the Company’s Sao Domingos Project, and may be converted at the option of the lender at any time prior to repayment into fully paid common shares of the Company at a deemed issue price of $0.30 per Company share.

The Company has a loan payable of $250,000 at December 31, 2008 and 2007, that bears interest at 6% per annum, is due on demand and is unsecured.

The Company had a loan payable to a related party of $250,000 at December 31, 2007, that bears interest at 6% per annum, is due on demand and is unsecured. The entity to which the loan is payable is no longer a related party at December 31, 2008, and thus the loan is included in loans payable on the consolidated balance sheet at December 31, 2008.

7.	Stock Options

In 2007, the Company's Board of Directors approved the 2007 Stock Option Plan (“the Plan”) to offer an incentive to obtain services of key employees, directors and consultants of the Company.  The Plan provides for the reservation for awards of an aggregate of 10% of the total shares of Common Stock outstanding from time to time. No Plan participant may receive stock options exercisable for more than 2,500,000 shares of Common Stock in any one calendar year.  Under the Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of options granted to employees who hold more than 10% of the Company's capital stock on the date of grant).  The term of stock options granted under the Plan is not to exceed ten years and the stock options vest immediately upon granting.

On August 6, 2007, the Company issued five-year options to employees and directors to purchase 2,300,000 common shares.  The options are exercisable at any time from the grant date up to and including the 6th day of August 2012. The aggregate fair value of these options at the date of grant of $454,295 was estimated using the Black-Scholes option pricing model and was expensed in full on the date of grant as the options were immediately vested.

The fair value of options at the date of grant is determined under the Black-Scholes option-pricing model.  During the year ended December 31, 2007, the following assumptions were used:

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

7.	Stock Options (continued)

Assumptions
Risk-free interest rate	4.52%
Annual rate of dividends	-
Historical volatility	144%
Expected life	2.5 years

The grant-date fair value of option awards was $0.20 per share during the year ended December 31, 2007.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The Company does not anticipate declaring dividends in the foreseeable future. Volatility is based on historical data. The expected life of an option was determined based on the average of the contractual life and vesting period of the options.

The following is a summary of stock option activity for the years ended December 31, 2008 and 2007, and the status of stock options outstanding at December 31, 2008:

	Shares	Exercise price	Remaining Contractual Life (yrs)	Aggregate Intrinsic value
Outstanding at January 1, 2007	-	$-	-	$-
Granted	2,300,000	0.26
Outstanding and exercisable at December 31, 2008 and 2007	2,300,000	$0.26	3.6	$436,770

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e., the difference between the Company’s closing stock price on the last trading day of 2008 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on December 31, 2008.

There were no stock options granted during 2008.

8.	Related Party Transactions

Related party transactions not disclosed elsewhere in these consolidated financial statements:

a.
During the fiscal year 2008, consulting fees of $134,558 (2007 – $236,651) were paid to directors of the Company and its subsidiary. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b.	The advances payable - related party at December 31, 2007 was due to a director of the Company’s subsidiary and was non interest bearing and due upon demand.

c.
Included in accounts payable - related parties at December 31, 2007 is $28,444 payable to directors of the Company and its subsidiary for consulting fees and various expenses incurred on behalf of the Company.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

9.	Non-Cash Investing and Financing Activities

In December 2008, 2,603,333 shares of common stock of the Company were issued to settle debts of $156,200. Of the 2,603,333 common shares issued, 1,488,533 common shares were issued to a director in payment of his services valued at $75,108 and expenses valued at $14,204.

In July 2008, the Company issued 250,000 shares of common stock of the Company valued at $25,000 to a director of the Company’s subsidiary as consideration for arranging property acquisitions in the Tapajos Gold Province, State of Pará, Brazil.

In July 2007, 2,000,000 common shares were issued at $0.25 per share to settle loans of $500,000. In August 2007, the Company issued 250,000 common shares at $0.20 per share in payment of services performed by an individual valued at $50,000.

10.	Income Taxes

a.
The Company and its subsidiary operate in several tax jurisdictions, and its income is subject to various rates of taxation. The Company has net losses for tax purposes in the United States and Brazil totaling approximately $5,833,000 and $6,504,000, respectively, which may be applied against future taxable income.  Accordingly, there is no tax expense for the years ended December 31, 2008 and 2007.  The potential tax benefits arising from these losses have not been recorded in the consolidated financial statements as a full valuation allowance has been recorded against them. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations.  When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

The right to claim the losses in the United States expire as follows:

2011	$231,000
2012	564,000
2018	331,000
2019	795,000
2020	550,000
2022	138,000
2023	90,000
2024	222,000
2025	457,000
2026	1,094,000
2027	800,000
2028	561,000
$5,833,000

Tax loss carryforwards in Brazil have no expiration dates and are available to offset up to 30% of annual income before tax in any year.

AURORA GOLD CORPORATION
Notes to the consolidated financial statements
December 31, 2008 and 2007

10.	Income Taxes (continued)

b.	The tax effects of temporary difference that give rise to the Company's net deferred tax asset are as follows:

	2008	2007

Tax loss carryforwards	$4,195,000	$3,960,000
Valuation allowance	(4,291,000)	(4,114,000)
Stock compensation expense	154,000	154,000
Foreign exchange gain related to outstanding notes payable	(58,000)	-
	$-	$-

c.	The reconciliation of income tax computed at the federal statutory rate to income tax expense is as follows:

	2008	2007

Tax at statutory rate	$(177,000)	$(1,108,000)
Change in valuation allowance for deferred tax asset	177,000	1,108,000
Income tax expense	$-	$-

11.	Subsequent Events

a.
In September 2009, convertible notes payable and related accrued interest aggregating US $739,151.69 (AUD $850,479.45) were settled through the issuance of 5,000,000 shares of common stock of the Company .

b.
During the month of September 2009, the Company raised $300,000 through a private placement of 3,000,000 shares at a price of $0.10 per share. The shares have not yet been issued. The Company’s agent will be paid a commission of 420,000 shares of common stock of the Company. Proceeds from the private placement will be used for general working capital.

c.
In November 2009, the Company signed a letter agreement with Global Minerals Limited to acquire an initial 70% interest in the Front Range Gold Project located in Boulder County, Colorado. The Company paid $100,000 on signing the letter agreement. A further $400,000 is due on signing of the formal agreement on or before February 28, 2010.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$364
Accounting fees and expenses	7,500
Legal fees and expenses	25,000
Transfer agent and fees	500
Printing and mailing expenses	500
Miscellaneous offering expenses	2,000
Total	$35,864

No portion of the expenses associated with this offering will be borne by the selling stockholders.

Item 14.  Indemnification of Directors And Officers

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales Of Unregistered Securities

During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

In March 2007, 500,000 common shares were issued at $0.50 per share for net cash proceeds of $250,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In July 2007, 5,000,000 common shares were issued at $0.25 per share for net cash proceeds of $1,250,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In August 2007, 250,000 common shares were issued at $0.20 per share in settlement of debts of $50,000. The shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2007, 4,000,000 common shares were issued at $0.20 per share for net cash proceeds of $800,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In July 2008, 250,000 shares were issued as a finder’s fee at $0.10 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2008, 2,603,333 shares were issued in connection with debt settlements in December 2008 at $0.06 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2009, 3,000,000 common shares were issued at $0.10 per share for net cash proceeds of $300,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In September 2009, convertible notes payable and related accrued interest aggregating $739,152 (AUD $850,479) were settled through the issuance of 5,000,000 shares of common stock of the Company at $0.15 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 100,000 shares were issued in connection with debt settlements at $0.18 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In November 2009, 150,000 shares were issued in connection with debt settlements at $0.24 per share. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

In December 2009, 1,666,667 common shares were issued at $0.30 per share for net cash proceeds of $500,000.  The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

Item 16. Exhibits And Financial Statement Schedules

The following Exhibits are attached hereto:

Exhibit  Description Of Exhibit And Filing Reference Number

3.1.1	Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.2	Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.1.3	Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.2.1	By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

3.2.2	Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970).

4.1	Form of Subscription Agreement*

4.2	Debt Settlement Agreement with Samba Minerals Limited*

4.3	Form of Debt Settlement Agreement with Axino AG, Heroe Investments Inc, Jolanda Investments Ltd, Gemeinhardt GmbH, Lars Pearl and WS Marketing GmbH*

5.1	Opinion of Sierchio & Company, LLP**

10.1
Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on  December 16, 2005 (SEC File No. 333-130379 051269300).

10.2
Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.3
Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005  (SEC File No. 333-130379 051269300).

10.4	Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.5
Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.6	Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.7
Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.8	Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.9
Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.10
Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.11	Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.12
Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.13	Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.14
Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.15
Assignment of Sao Domingos Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.16	Sao Domingos Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-30379 051269300).

10.17
Declaration of Translator for translation of Sao Domingos Memorandum of  Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300).

10.18	São Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.19
Declaration of Translator for translation of São Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.20	Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.21
Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.22	São João Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.23
Declaration of Translator for translation of São João Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.24	Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).

10.25
Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.26	Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.27
Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.28	Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.29
Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.30	Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.31
Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489).

10.34	Settlement Agreement dated as of August 9, 2007 between the Company and Luis Mauricio incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

10.35	Form of Subscription Agreement between the Selling Stockholders and the Company incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655).

10.36	Comandante Araras Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054).

10.37	2007 Stock Option Plan incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054).

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1) **

23.2	Consent of Peterson Sullivan LLP *

99.1	Corporate Governance Principles incorporated by reference to the Form 10-KSB filed on March 25, 2004 (SEC File No. 000-24393-04689262).
--------

* Filed Herewith
** To Be Filed by Amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this Pre-effective Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 5, 2010.

Aurora Gold Corporation

By: /s/Lars Pearl
Name:  Lars Pearl
Title:   Chief Executive Officer and President, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Lars Pearl	Dated: February 5, 2010
Name: Lars Pearl
Title: Chief Executive Officer and President,
Chief Financial Officer Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer

Michael Montgomery, Director
By: /s/ Michael Montgomery	Dated: February 5, 2010

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Power of Attorney

Each person whose signature appears below constitutes and appoints A. Cameron Richardson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities,  to sign any or all Amendments (including post-effective Amendments)  to this  Registration  Statement,  and to file the  same,  with all exhibits  thereto,  and  other  documents  in  connection  therewith,  with  the Securities and Exchange  Commission,  granting unto said  attorneys-in-fact  and agents full power and  authority  to do and perform each and every act and thing requisite and  necessary to be done in and about the  premises,  as fully to all intents and  purposes as he might or could do in person,  hereby  ratifying  and confirming  all that said  attorneys-in-fact  and  agents or his  substitute  or substitutes, may lawfully do or cause to be done by virtue hereof.

Michael Montgomery, Director
By: /s/ Michael Montgomery	Dated: February 5, 2010

Aurora Gold Corporation
Registration Statement on Form S-1
File No 333-
Index to Exhibits

3.1.1	Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.2	Certificate of Amendment to the Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.1.3	Certificate of Restoration and Renewal of Certificate of Incorporation incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.1	By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

3.2.2	Amended and Restated By-laws incorporated by reference to the registration statement on Form 10SB filed on June 4, 1998 (SEC File No. 000-24393 98720970). *

4.1	Form of Subscription Agreement*

4.2	Debt Settlement Agreement with Samba Minerals Limited*

4.3	Form of Debt Settlement Agreement with Axino AG, Heroe Investments Inc, Jolanda Investments Ltd, Gemeinhardt GmbH, Lars Pearl and WS Marketing GmbH*

5.1	Opinion of Sierchio & Company, LLP**

10.1
Consulting Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on  December 16, 2005 (SEC File No. 333-130379 051269300). *

10.2
Confidentiality Agreement between Hans W. Biener of SupplyConsult GbR and Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.3
Assignment of Novo Porto and Santa Clara Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005  (SEC File No. 333-130379 051269300). *

10.4	Novo Porto Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.5
Declaration of Translator for translation of Porto Novo Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.6	Novo Porto Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.7
Declaration of Translator for translation of Novo Porto Option Agreement from Portuguese to English Corporation incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.8	Santa Clara Memorandum of Understanding incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.9
Declaration of Translator for translation of Santa Clara Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.10
Assignment of Ouro Mil Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.11	Ouro Mil Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.12
Declaration of Translator for translation of Ouro Mil Memorandum of Understanding from Portuguese to English Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.13	Ouro Mil Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.14
Declaration of Translator for translation of Ouro Mil Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.15
Assignment of Sao Domingos Memorandum of Understanding to Aurora Gold Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.16	Sao Domingos Memorandum of Understanding Corporation incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-30379 051269300). *

10.17
Declaration of Translator for translation of Sao Domingos Memorandum of  Understanding from Portuguese to English incorporated by reference to the registration statement on Form SB filed on December 16, 2005 (SEC File No. 333-130379 051269300). *

10.18	São Domingos Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.19
Declaration of Translator for translation of São Domingos Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.20	Santa Isabel Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.21
Declaration of Translator for translation of Santa Isabel Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.22	São João Option Agreement incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.23
Declaration of Translator for translation of São João Option Agreement from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925).  *

10.24	Piranhas Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.25
Declaration of Translator for translation of Piranhas Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-KSB filed on March 28, 2006 (SEC File No. 000-24393-06715925). *

10.26	Branca de Neve Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.27
Declaration of Translator for translation of Branca de Neve Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.28	Bigode Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.29
Declaration of Translator for translation of Bigode Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.30	Santa Lucia Memorandum of Understanding incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.31
Declaration of Translator for translation of Santa Lucia Memorandum of Understanding from Portuguese to English incorporated by reference to the Form 10-QSB filed on July 26, 2006 (SEC File No. 000-24393-06981489). *

10.34	Settlement Agreement dated as of August 9, 2007 between the Company and Luis Mauricio incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655). *

10.35	Form of Subscription Agreement between the Selling Stockholders and the Company incorporated by reference to the Form SB-2 filed on November 13, 2007 (SEC File No. 333-147341 071238655). *

10.36	Comandante Araras Memorandum of Understanding incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054). *.

10.37	2007 Stock Option Plan incorporated by reference to the Form 10-KSB filed on April 15, 2008 (SEC File No. 000-24393-147341 08758054). *.

23.1	Consent of Sierchio & Company, LLP (included in Exhibit 5.1) **

23.2	Consent of Peterson Sullivan LLP *

99.1	Corporate Governance Principles incorporated by reference to the Form 10-KSB filed on March 25, 2004 (SEC File No. 000-24393-04689262). *

II 11